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Exhibit 99.1

SIMON PROPERTY GROUP

Overview

The Company

        Simon Property Group, Inc. (the "Company") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of the Company. The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

        At December 31, 2003, the Company, directly or through the Operating Partnership, owned or had an interest in 246 properties which consisted of regional malls, community shopping centers and office and mixed-use properties (mixed-use properties include a combination of retail, office space or hotel components) containing an aggregate of 190 million square feet of gross leasable area (GLA) in 37 states and Canada, as well as ownership interests in other real estate assets in North America. The Company holds interests in 47 assets in Europe (in France, Italy, Poland and Portugal).

        On January 1, 2003, the Operating Partnership acquired the remaining equity interests of M.S. Management Associates, Inc. ("MSM"). MSM provides management, leasing and other services for certain of the Company's properties. The interests acquired consist of 95% of the voting common stock of MSM and approximately 3% of the economic interests of MSM. MSM is now a wholly owned taxable REIT subsidiary of the Operating Partnership.

        In November 2003, the Company announced that it had completed a series of transactions which increased its ownership interest in Kravco Investments, L.P. (now renamed Kravco Simon Investments, L.P.), a Philadelphia-based owner of six regional malls and its affiliated property management company. These transactions increased the Company's ownership in Kravco Simon Investments, L.P. to approximately 80% and in the management company to approximately 50%. Members of the family of one of the original founders of the Kravco companies own the remaining interest. Total consideration for the purchases was approximately $293 million including the assumption of its pro rata share of mortgage indebtedness. The Operating Partnership issued approximately $107.4 million of perpetual preferred operating partnership units as part of the consideration.

        On December 30, 2003, the Company announced the closing of its joint venture with Rinascente Group. Gallerie Commerciali Italia S.p.A. ("GCI") was created for the ownership, management and development of shopping malls in Italy. The Rinascente Group contributed certain of its existing shopping center assets and development opportunities to GCI, and then sold 49% of the new company to an affiliate of the Company. The initial value of GCI is approximately Euro 860 million. The Company's equity investment was approximately Euro 187 million, which was funded through additional borrowings. The portfolio consists of 38 shopping centers currently open and operating, comprising approximately six million square feet (including hypermarket and certain small shop space not owned by GCI). GCI has several projects under construction and in predevelopment that could add up to six million additional square feet over the next five years.

        This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) balance sheet information as of December 31, 2003, for the Company and the Operating Partnership.

        Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements involve risks and uncertainties, which may affect the business and prospects of the Company and the Operating Partnership. We direct you to the Company's various filings with the Securities and Exchange Commission including Form 10-K and Form 10-Q for a detailed discussion of risks and uncertainties.

        We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Vice President of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207. Telephone: (317) 685-7330; e-mail: sdoran@simon.com

Reporting Calendar

        Results for the next three quarters will be announced according to the following approximate schedule:

First Quarter 2004	Early May 2004
Second Quarter 2004	Late July 2004
Third Quarter 2004	Late October 2004

Stock Information

        Simon Property Group common stock and two issues of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.75% Series F Cumulative Preferred	SPGPrF
7.89% Series G Cumulative Preferred	SPGPrG

Credit Ratings

Standard & Poor's
Corporate	BBB+	(Stable)
Senior Unsecured	BBB	(Stable)
Preferred Stock	BBB-	(Stable)
Moody's
Senior Unsecured	Baa2	(Stable)
Preferred Stock	Baa3	(Stable)

Simon Property Group Ownership Structure(1)
December 31, 2003

(1)
Schedule excludes preferred stock (see "Preferred Stock/Units Outstanding") and units not convertible into common stock.

(2)
The number of outstanding shares of common stock of Simon Property exceeds the number of Operating Partnership units owned by Simon Property by 1,670,944. This is the result of the direct ownership of Ocean County Mall by Simon Property, partially offset by units issued to Simon Property in exchange for the contribution of interests in Northshore Mall.

(3)
Consists of Melvin Simon, Herbert Simon, David Simon, and/or trusts established for the benefit of members of the Simon family and Melvin Simon & Associates, Inc.

(4)
Holders of Class B common stock are entitled to elect 4 of the 13 members of the Board of Directors and also have voting rights with regular common stock.

(5)
Consists of NID Corporation, directly or indirectly, members of the DeBartolo family, including Edward J. DeBartolo, Jr. and M. Denise DeBartolo York, or trusts established for the benefit of members of the DeBartolo family or entities in which the foregoing persons hold interests.

(6)
Holders of Class C common stock are entitled to elect 2 of the 13 members of the Board of Directors and also have voting rights with regular common stock.

(7)
Other executives and directors includes directors and executive officers of Simon Property, other than Simon and DeBartolo family members.

SIMON PROPERTY GROUP

Changes in Common Shares and Unit Ownership

For the Period from December 31, 2002 through December 31, 2003

	Operating Partnership Units(1)	Company Common Shares(2)
Number Outstanding at December 31, 2002	63,746,013	185,543,540
Issuance of Stock for Stock Option Exercises	—	733,616
Conversion of Series B Preferred Stock	—	12,443,195
Conversion of Units into Common Stock	(2,880,811)	2,880,811
Conversion of Units into Cash	(274,633)	—
Restricted Stock Awards (Stock Incentive Program), Net	—	380,835
Other	1,327	—
Number Outstanding at December 31, 2003	60,591,896	201,981,997

Total Common Shares and Units Outstanding at December 31, 2003:
262,573,893(2)

Details for Diluted Common Shares Outstanding:

Company Common Shares Outstanding at December 31, 2003	201,981,997
Number of Common Shares Issuable Assuming Conversion of:
Series C Preferred 7% Cumulative Convertible Units(3)	1,968,254
Net Number of Common Shares Issuable Assuming Exercise of Stock Options(4)	935,050
Diluted Common Shares Outstanding at December 31, 2003	204,885,301

Fully Diluted Common Shares and Units Outstanding at December 31, 2003:

265,477,197

(1)
Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.

(2)
Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding on page 51.

(3)
Conversion terms provided in footnote (4) on page 51 of this document.

(4)
Based upon the weighted average stock price for the quarter ended December 31, 2003.

SIMON PROPERTY GROUP

Selected Financial Information

As of December 31, 2003

Unaudited

(In thousands, except as noted)

	As of or for the Three Months Ended December 31,			As of or for the Twelve Months Ended December 31,
	2003	2002		2003	2002
Financial Highlights of the Company
Total Revenue—Consolidated Properties	$659,861	$606,103		$2,313,653	$2,124,152
Net Income Available to Common Shareholders	$165,424	$96,308	(6)	$313,577	$358,387	(6)
Basic Earnings per Common Share	$0.86	$0.52	(6)	$1.65	$1.99	(6)
Diluted Earnings per Common Share	$0.83	$0.52	(6)	$1.65	$1.99	(6)
FFO of the Simon Portfolio	$333,253	$304,707	(7)	$1,041,105	$936,356	(7)
Basic FFO Allocable to the Company	$253,097	$226,245	(7)	$787,467	$691,004	(7)
Diluted FFO Allocable to the Company	$258,376	$236,432	(7)	$822,169	$729,171	(7)
Basic FFO per Share	$1.31	$1.22	(7)	$4.16	$3.84	(7)
Diluted FFO per Share	$1.26	$1.19	(7)	$4.04	$3.76	(7)
Distributions per Share	$0.60	$0.55		$2.40	$2.18
Operational Statistics for U.S. Properties
Occupancy at End of Period:
Regional Malls(1)				92.4%	92.7%
Community Shopping Centers(2)				90.2%	86.9%
Average Base Rent per Square Foot:
Regional Malls(1)				$32.26	$30.70
Community Shopping Centers(2)				$10.59	$10.12
Releasing Spread, Regional Malls:
Lease Signings Base Rent per Square Foot				$41.28	$40.35
Store Closings/Lease Expirations Base Rent per Square Foot				$32.99	$32.58
Releasing Spread per Square Foot				$8.29	$7.77
Percentage Increase				25.1%	23.8%
Regional Malls:
Total Tenant Sales Volume, in millions(3)(4)				$19,486	$17,971
Comparable Sales per Square Foot(4)				$402	$391
Total Sales per Square Foot(4)				$401	$386
Number of U.S. Properties Open at End of Period				245	246
Number of Canadian Properties Open at End of Period				1	1

Number of North American Properties Open at End of Period(5)				246	247

Total U.S. GLA at End of Period (in millions of square feet)	190.0	184.5
Total Canadian GLA at End of Period (in millions of square feet)	0.2	0.2

Total North American GLA at End of Period (in millions of square feet)	190.2	184.7

Operational Statistics for European Properties
Occupancy at End of Period:	99.3%	N/A
Number of European Properties Open at End of Period	47.0	N/A
Total European GLA at End of Period (in millions of square feet)	8.9	N/A

(1)
Includes mall and freestanding stores

(2)
Includes all Owned GLA.

(3)
Represents only those tenants who report sales.

(4)
Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.
(5)	Number of North American Properties at 12/31/02	247
	Add: New Developments Opened	1
	Add: Properties Acquired	11
	Less: Properties Sold	-13

	Number of North American Properties at 12/31/03	246

(6)
Includes our share of gains on land sales of $18.3 million and $11.1 million for the three months ended December 31, 2003 and 2002, respectively and $42.0 million and $39.4 million for the twelve months ended December 31, 2003 and 2002, respectively.

(7)
FFO for the quarter ended December 31, 2002 has been restated for the adoption of SFAS 141 and SFAS 142 to reflect the fair market value of leases from acquisitions, increasing FFO by $5.0 million or $0.02 per share. FFO for the twelve months ended December 31, 2002, has been restated for: the recording of fair market value of leases from acquisitions (increasing FFO by $5.0 million); the Company's gains on debt-related transactions previously reported as extraordinary under GAAP (increasing FFO by a net $14.3 million) and the Company's share of impairment of technology assets (reducing FFO by a net $26.7 million). The impact of the restatements for the year on a per share diluted basis was a net decrease of $0.03.

	December 31, 2003	December 31, 2002
Shareholders' Equity Information
Limited Partner Units Outstanding at End of Period	60,592	63,746
Shares Outstanding at End of Period	201,982	185,544

Total Common Shares and Units Outstanding at End of Period	262,574	249,290

Weighted Average Shares Outstanding—Basic(1)	189,475	179,910
Weighted Average Shares Outstanding—Diluted(1)	203,468	193,992
Debt Information
Consolidated Debt	$10,266,388	$9,546,081
Simon Group's Share of Joint Venture Debt	$2,739,630	$2,279,609
Debt-to-Market Capitalization
Common Stock Price at End of Period	$46.34	$34.07
Equity Market Capitalization(2)	$12,834,007	$9,483,358
Total Consolidated Capitalization	$23,100,395	$19,029,439
Total Capitalization—Including Simon Group's Share of JV Debt	$25,840,025	$21,309,048
	As of or for the Twelve Months Ended December 31,
	2003	2002
Miscellaneous Balance Sheet Data
Interest Capitalized during the Period:
Consolidated Properties	$10,668	$4,250
Joint Venture Properties	$1,334	$3,308
Simon Group's Share of Joint Venture Properties	$567	$1,524

(1)
For purposes of computing FFO per share

(2)
Market value of Common Stock, Units and all issues of Preferred Stock of the Company.

        On the following three pages, we present balance sheet and income statement data intended to report the Company's economic ownership of the entire Simon Group portfolio. While these combined statements were not prepared in accordance with GAAP, we believe they reflect the Company's proportionate economic ownership of each asset in the Simon Group portfolio.

        Basis of Presentation:    The consolidated amounts shown are prepared on a consistent basis with the consolidated financial statements prepared by the Company. The Real Estate Joint Ventures column was derived on a property by property basis by applying the same percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for minority interests.

Simon Property Group, Inc.

Pro-Rata Balance Sheet

As of December 31, 2003

	Consolidated	Minority Interest	The Company's Consolidated Share	Real Estate Joint Ventures	Total Company's Share
ASSETS:
Investment properties, at cost	$14,971,823	(128,816)	14,843,007	$5,159,821	$20,002,828
Less—accumulated depreciation	2,556,578	(37,935)	2,518,643	710,907	3,229,550

	12,415,245	(90,881)	12,324,364	4,448,914	16,773,278
Cash and cash equivalents	535,623	(9,970)	525,653	121,263	646,916
Tenant receivables and accrued revenue, net	305,200	(3,421)	301,779	97,555	399,334
Notes and advances receivable from Management Company and affiliates	—	—	—	—	—
Investment in unconsolidated entities, at equity	1,811,773	—	1,811,773	(1,811,773)	—
Deferred costs, other assets, intangibles and minority interest, net	616,880	(47,431)	569,449	3,783	573,232

Total assets	$15,684,721	$(151,703)	$15,533,018	$2,859,742	$18,392,760

LIABILITIES:
Mortgages and other indebtedness	$10,266,388	$(125,262)	$10,141,126	$2,739,630	$12,880,756
Accounts payable and accrued expenses	667,610	(5,866)	661,744	107,324	769,068
Cash distributions and losses in partnerships and joint ventures, at equity	14,412	—	14,412	(14,412)	—
Other liabilities, minority interest and accrued dividends	280,414	(20,575)	259,839	27,200	287,039

Total liabilities	11,228,824	(151,703)	11,077,121	2,859,742	13,936,863

LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	859,050	—	859,050	—	859,050
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	258,220	—	258,220	—	258,220
SHAREHOLDERS' EQUITY:
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 12,078,012 and 16,830,057 issued and outstanding, respectively. Liquidation values $376,950 and $858,006, respectively.	367,483	—	367,483	—	367,483
Common stock, $.0001 par value, 400,000,000 shares authorized, 200,876,552 and 184,438,095 issued and outstanding, respectively	20	—	20	—	20
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 3,200,000 issued and outstanding	1	—	1	—	1
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—	—	—	—
Capital in excess of par value	4,121,332	—	4,121,332	—	4,121,332
Accumulated deficit	(1,097,317)	—	(1,097,317)	—	(1,097,317)
Accumulated other comprehensive income	12,586	—	12,586	—	12,586
Unamortized restricted stock award	(12,960)	—	(12,960)	—	(12,960)
Common stock held in treasury at cost, 2,098,555 shares	(52,518)	—	(52,518)	—	(52,518)

Total shareholders' equity	3,338,627	—	3,338,627	—	3,338,627

	$15,684,721	$(151,703)	$15,533,018	$2,859,742	$18,392,760

Simon Property Group, Inc.

Pro-Rata Statement of Operations

For three months ended December 31, 2003

	Consolidated	Minority Interest	The Company's Consolidated Share	Real Estate Joint Ventures	Total
REVENUE:
Minimum rent	$381,759	(3,765)	377,994	101,532	$479,526
Overage rent	23,433	(169)	23,264	6,946	30,210
Tenant reimbursements	175,196	(1,950)	173,246	48,977	222,223
Management fees and other revenues	19,090	0	19,090	0	19,090
Other income	60,383	(2,688)	57,695	10,867	68,562

Total revenue	659,861	(8,572)	651,289	168,322	819,611

EXPENSES:
Property operating	83,192	(1,228)	81,964	30,052	112,016
Depreciation and amortization	127,545	(897)	126,648	39,491	166,139
Real estate taxes	53,224	(438)	52,786	13,420	66,206
Repairs and maintenance	23,421	(310)	23,111	7,538	30,649
Advertising and promotion	23,804	(227)	23,577	7,475	31,052
Provision for credit losses	3,651	(33)	3,618	178	3,796
Home and regional office	23,534	0	23,534	0	23,534
General & administrative	3,975	0	3,975	0	3,975
Costs related to withdrawn tender offer	81	0	81	0	81
Other	9,682	(284)	9,398	4,984	14,382

Total operating expenses	352,109	(3,417)	348,692	103,138	451,830

OPERATING INCOME	307,752	(5,155)	302,597	65,184	367,781
Interest expense	151,016	(1,185)	149,831	36,528	186,359

Income before minority interest	156,736	(3,970)	152,766	28,656	181,422
Minority interest	(3,970)	3,970	0	—	—
Gain (loss) on sales of assets and other, net	(24)	—	(24)	—	(24)
Income tax expense of taxable REIT subsidiaries	(1,147)	—	(1,147)		(1,147)

Income before unconsolidated entities	151,595	—	151,595	28,656	180,251
Income from other unconsolidated entities	28,656	—	28,656	(28,656)	—

Income from continuing operations	180,251	—	180,251	—	180,251
Results of operations from discontinued operations	1,755		1,755	—	1,755
Gain on disposal or sale of discontinued operations	48,086	—	48,086	—	48,086

Income before allocation to limited partners	230,092	—	230,092	—	230,092
LESS:
Limited partners' interest in the Operating Partnership	53,039	—	53,039	—	53,039
Preferred distributions of the Operating Partnership	3,539	—	3,539	—	3,539

NET INCOME	173,514	—	173,514		173,514
Preferred dividends	(8,090)	—	(8,090)	—	(8,090)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$165,424	$—	165,424	$—	$165,424

RECONCILIATION TO FFO:
Net Income			173,514		173,514
Less:
Joint Venture Net Income			(28,656)	28,656	—

Net Income			144,858	28,656	173,514
Plus:
Limited Partners' interest in the Operating Partnership and Preferred distributions of the Operating Partnership			56,578		56,578
Depreciation and amortization from combined consolidated properties and discontinued operations			124,830		124,830
Our share of depreciation and amortization from unconsolidated affiliates			—	38,907	38,907
Loss on sale of real estate and discontinued operations			(48,062)		(48,062)
Less:
Minority interest portion of depreciation and amortization			(885)		(885)
Preferred distributions and dividends			(11,629)		(11,629)

Our FFO			265,690	67,563	333,253

% of Total FFO:			79.73%	20.27%	100.00%

Simon Property Group, Inc.

Pro-Rata Statement of Operations

For twelve months ended December 31, 2003

	Consolidated	Minority Interest	The Company's Consolidated Share	Real Estate Joint Ventures	Total Company's Share
REVENUE:
Minimum rent	$1,375,407	(14,246)	1,361,161	383,123	$1,744,284
Overage rent	47,991	(667)	47,324	13,078	60,402
Tenant reimbursements	674,854	(6,394)	668,460	190,921	859,381
Management fees and other revenues	78,292	0	78,292	0	78,292
Other income	137,109	(3,164)	133,945	55,623	189,568

Total revenue	2,313,653	(24,471)	2,289,182	642,745	2,931,927

EXPENSES:
Property operating	327,819	(4,319)	323,500	109,289	432,789
Depreciation and amortization	498,136	(3,563)	494,573	148,605	643,178
Real estate taxes	219,274	(1,494)	217,780	56,837	274,617
Repairs and maintenance	84,623	(971)	83,652	29,902	113,554
Advertising and promotion	61,765	(654)	61,111	19,982	81,093
Provision for credit losses	14,253	(250)	14,003	3,665	17,668
Home and regional office costs	80,105	0	80,105	0	80,105
General & administrative	15,083	0	15,083	0	15,083
Costs related to withdrawn tender offer	10,581	0	10,581	0	10,581
Other	27,229	(1,272)	25,957	29,454	55,411

Total operating expenses	1,338,868	(12,523)	1,326,345	397,734	1,724,079

OPERATING INCOME	974,785	(11,948)	962,837	245,011	1,207,848
Interest expense	602,510	(4,671)	597,839	145,366	743,205

Income before minority interest	372,275	(7,277)	364,998	99,645	464,643
Minority interest	(7,277)	7,277	—	—	—
Gain (loss) on sales of assets and other, net	(5,146)	—	(5,146)	—	(5,146)
Income tax expense of taxable REIT subsidiaries	(7,597)	—	(7,597)	—	(7,597)

Income before unconsolidated entities	352,255	—	352,255	99,645	451,900
Income from other unconsolidated entities	99,645	—	99,645	(99,645)	—

Income from continuing operations	451,900	—	451,900	—	451,900
Results of operations from discontinued operations	7,421		7,421	—	7,421
Gain on disposal or sale of discontinued operations	22,394	—	22,394	—	22,394

Income before allocation to limited partners	481,715	—	481,715	—	481,715
LESS:
Limited partners' interest in the Operating Partnership	100,956	—	100,956	—	100,956
Preferred distributions of the Operating Partnership	12,044	—	12,044		12,044

NET INCOME	368,715	—	368,715	—	368,715
Preferred dividends	(55,138)	—	(55,138)	—	(55,138)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$313,577	$—	$313,577	$—	$313,577

RECONCILIATION TO FFO:
Net Income			368,715		368,715
Less:
Joint Venture Net Income			(99,645)	99,645	—

Net Income			269,070	99,645	368,715
Plus:
Limited Partners' interest in the Operating Partnership and Preferred distributions of the Operating Partnership			113,000		113,000
Depreciation and amortization from combined consolidated properties and discontinued operations			499,737		499,737
Our share of depreciation and amortization from unconsolidated affiliates			—	147,629	147,629
Loss on sale of real estate and discontinued operations			(17,248)		(17,248)
Less:
Minority interest portion of depreciation and amortization			(3,546)		(3,546)
Preferred distributions and dividends			(67,182)		(67,182)

Our FFO			793,831	247,274	1,041,105

% of Total FFO:			76.25%	23.75%	100.00%

SIMON PROPERTY GROUP

Reconciliation of NOI to Net Income

As of December 31, 2003

Industry practice is to evaluate real estate properties on an unleveraged basis. NOI is a standard industry performance measure which is defined as operating income plus depreciation and amortization and impairment charges on investment properties, each calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). We consider NOI to be a key measure of our operating performance that is not specifically defined GAAP. We believe that NOI is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. We also use NOI internally to measure the operating performance of our portfolio.

        However, you should understand that NOI:

  •
  does not represent cash flow from operations as defined by GAAP,

  •
  should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance,

  •
  is not an alternative to cash flows as a measure of liquidity, and

  •
  is not indicative of cash flows from operating, investing and financing activities.

        The Reconciliation of NOI to Net Income provides "Total NOI of the Simon Group Portfolio" and reconciles the amounts to net income, which we believe is the most directly comparable GAAP financial measure. The Computation of Comparable Property NOI Growth provides the increase in the comparable regional mall and mixed-use NOI for the twelve months ended December 31, 2003.

	For the three months ended December 31,		For the twelve months ended December 31,
	2003	2002	2003	2002
	(in thousands)
Reconciliation of NOI of consolidated Properties:
Net Income	$173,514	$111,991	$368,715	$422,588
Add: Preferred distributions of the Operating Partnership	3,539	2,835	12,044	11,340
Limited partners' interest in the Operating Partnership	53,039	33,109	100,956	127,727
Discontinued operations—Results of operations and loss on disposal or sale, net	(49,841)	(6,020)	(29,815)	(16,507)
Income tax expense of taxable REIT subsidiaries	1,147	—	7,597	—
Minority interest	3,970	4,129	7,277	10,498
Interest Expense	151,016	152,078	602,510	599,266
Income from unconsolidated entities	(28,656)	(26,628)	(99,645)	(60,069)
Gains on sales of assets and other and gains from debt related transactions, net	24	8,382	5,146	(176,587)

Operating Income	307,752	279,876	974,785	918,256
Depreciation and amortization expense	127,545	123,832	498,136	467,395

NOI of consolidated Properties	$435,297	$403,708	$1,472,921	$1,385,651

Reconciliation of NOI of unconsolidated entities:
Net Income	$98,312	$83,532	$316,595	$255,491
Add: Minority interest	115	362	654	751
Interest Expense	93,752	89,316	364,740	337,119
Discontinued operations—Results of operations and loss on disposal or sale, net	—	(700)	(1,295)	(16,063)
Income from unconsolidated entities	(1,184)	(3,222)	(8,393)	(3,062)

Operating Income	190,995	169,288	672,301	574,236
Depreciation and amortization expense	75,932	63,658	272,746	234,264

NOI of unconsolidated entities	$266,927	$232,946	$945,047	$808,500

Total consolidated and unconsolidated NOI from continuing operations	$702,224	$636,654	$2,417,968	$2,194,151

Adjustments to NOI:
NOI of discontinued consolidated and unconsolidated Properties	2,704	10,824	21,000	101,197

Total NOI of the Simon Group Portfolio	$704,928	$647,478	$2,438,968	$2,295,348

Increase in NOI from prior period	8.9%	3.9%	6.3%	7.2%
Less: Joint venture partner's share of NOI	170,250	137,556	571,520	530,282

Simon Group's Share of NOI	$543,678	$509,922	$1,867,448	$1,765,066

Increase in Simon Group's Share of NOI from prior period	4.9%	8.5%	5.8%	9.8%

SIMON PROPERTY GROUP

Computation of Comparable Property NOI Growth

As of December 31, 2003

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
	(in thousands)
Total NOI of the Simon Group Portfolio	$704,928	$647,478	$2,438,968	$2,295,348

Reconciliation of NOI of Simon Group Portfolio to NOI of Regional Malls and Mixed-Use Properties:
NOI of non-Regional Mall and Mixed-Use Activities including Home and Regional Office cost allocations	$(51,098)	$(37,356)	$(179,117)	$(162,158)

NOI from Regional Malls and Mixed-Use Properties	$653,830	$610,122	$2,259,851	$2,133,190

Adjustments to NOI from Regional Malls and Mixed-Use
Properties for non-comparable activity:
NOI of acquired, redeveloped, and newly opened Regional Malls and Mixed-Use Properties	$(80,878)	$(49,281)	$(210,176)	$(111,794)
NOI of disposed Regional Malls and Mixed-Use Properties	(2,515)	(7,757)	(14,754)	(33,186)
Other Non-Regional Mall and Mixed-Use activities
Costs related to withdrawn tender offer	—	—	10,500	—
One-time gain related to our energy business	—	—	—	(8,655)
Impact of hedges related to Rodamco acquisition	—	—	—	(7,840)
Litigation settlement	—	2	—	3,987
Corporate and other	(38)	3,586	(905)	(363)

Comparable NOI of Regional Malls and Mixed-Use Properties	$570,399	$556,672	$2,044,516	$1,975,339

Increase in Comparable Regional Mall and Mixed-Use NOI from prior period	2.5%		3.5%

SIMON PROPERTY GROUP

Analysis of Other Income and Other Expense

As of December 31, 2003

(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
Consolidated Properties
Other Income
Interest Income	$5,091	$5,363	$17,392	$23,911
Lease Settlement Income	5,791	3,825	14,724	16,917
Gains on Land Sales and Income from the Sale of Net Leases	20,776	11,133	34,352	36,388
Simon Brand Ventures/Simon Business Network Revenues(1)	24,812	16,565	54,713	37,825
Income from Hedging Activity(2)	—	—	—	7,840
Other	3,913	1,040	15,928	13,862

Totals	$60,383	$37,926	$137,109	$136,743

Other Expense
Ground Rent	$5,098	$3,121	$15,781	$11,788
Professional Fees	2,578	1,975	5,766	5,704
Simon Brand Ventures/Simon Business Network Revenues	692	411	1,375	668
Costs of Hedging Activity(2)	—	106	—	856
Agostinelli Litigation Settlement Costs	—	—	—	3,072
Other	1,315	3,705	4,307	7,460

Totals	$9,683	$9,318	$27,229	$29,548

(1)
Additional Simon Brand Ventures and Simon Business Network revenues are recorded in minimum rent.

(2)
Income and costs associated with hedging transactions to manage the Company's exposure to fluctuations in the Euro currency as a result of the acquisition of Rodamco North America in 2002.

SIMON PROPERTY GROUP

NOI Composition

For the Twelve Months Ended December 31, 2003

U.S. Geographic Diversification of
Regional Mall Portfolio(1)

U.S. Asset Mix of Portfolio

(1)
Northeast—PA, NY, VT, NH, ME, MA, NJ, CT and RI
Mideast—KY, WV, MD, DE, VA, NC and SC
Southeast—TN, MS, AL, GA and FL
Southwest—TX, OK, LA and AR
West North Central—ND, SD, NE, KS, MN, IA and MO
East North Central—WI, MI, OH, IN and IL
Mountain—NV, AZ, NM, UT, CO, ID, MT and WY
Pacific—CA, OR and WA

SIMON PROPERTY GROUP

Portfolio GLA, Occupancy & Rent Data—U.S. Portfolio

As of December 31, 2003

Type of Property	GLA-Sq. Ft.	Total Owned GLA	% of Owned GLA	% of Owned GLA Which is Leased	Average Base Rent Per Square Foot
U.S. Properties:
Regional Malls
—Anchor	104,517,942	29,984,651	27.7%	97.0%	$4.15
—Mall Store	60,507,152	60,454,778	55.9%	92.5%	$32.96
—Freestanding	4,064,900	2,039,940	1.9%	90.0%	$10.67

Subtotal	64,572,052	62,494,718	57.8%	92.4%	$32.26
Regional Mall Total	169,089,994	92,479,369	85.5%	93.9%
Community Shopping Centers
—Anchor	12,665,953	7,963,787	7.3%	88.9%	$8.82
—Mall Store	4,364,418	4,281,591	4.0%	92.0%	$13.78
—Freestanding	910,592	454,713.4%		97.4%	$8.00

Community Ctr. Total	17,940,963	12,700,091	11.7%	90.2%	$10.59
Office Portion of Mixed-Use Properties	2,983,355	2,983,355	2.8%	82.8%	$26.04
Subtotal U.S. Properties	190,014,312	108,162,815	100.00%
Canadian Property	246,972

Total North American Properties	190,261,284

U.S. Occupancy History
As of	Regional Malls(1)	Community Shopping Centers(2)
12/31/03	92.4%	90.2%
12/31/02	92.7%	86.9%
12/31/01	91.9%	90.0%
12/31/00	91.8%	91.5%
12/31/99	90.6%	88.6%

(1)
Includes mall and freestanding stores.

(2)
Includes all Owned GLA.

SIMON PROPERTY GROUP

Rent Information—U.S. Portfolio

As of December 31, 2003

Average Base Rent
Per Square Foot

As of	Mall & Freestanding Stores at Regional Malls	% Change	Community Shopping Centers	% Change
12/31/03	$32.26	5.1%	$10.59	4.6%
12/31/02	30.70	4.8	10.12	3.0
12/31/01	29.28	3.4	9.83	5.0
12/31/00	28.31	3.6	9.36	12.0
12/31/99	27.33	6.3	8.36	8.9

Rental Rates

	Average Base Rent(1)		Amount of Change
Year	Lease Signings During Period	Store Closings/ Lease Expirations During Period	$ Change	% Change
Regional Malls:
2003	$41.28	$32.99	$8.29	25.1%
2002	40.35	32.58	7.77	23.8
2001	34.88	29.10	5.78	19.9
2000	35.13	29.24	5.89	20.1
1999	31.25	24.55	6.70	27.3
Community Shopping Centers:
2003	$12.38	$10.48	$1.90	18.1%
2002	10.19	8.39	1.80	21.5%
2001	12.79	9.30	3.49	37.5
2000	14.21	11.51	2.70	23.5
1999	10.26	7.44	2.82	37.9

(1)
Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

SIMON PROPERTY GROUP

Lease Expirations(1)—U.S. Portfolio

As of December 31, 2003

Year	Number of Leases Expiring	Square Feet	Avg. Base Rent per Square Foot at 12/31/03
Regional Malls—Mall Stores & Freestanding
2004	2,160	4,841,815	$32.15
2005	2,207	5,921,390	$31.43
2006	2,131	5,626,305	$32.93
2007	2,160	5,560,293	$33.12
2008	1,806	5,556,826	$33.32
2009	1,572	5,033,038	$31.48
2010	1,627	4,810,383	$34.98
2011	1,480	4,531,324	$33.34
2012	1,221	4,103,243	$35.35
2013	1,217	3,834,174	$38.84
2014	566	2,116,645	$33.86
2015 and Thereafter	121	2,084,572	$18.57
Regional Malls—Anchor Tenants
2004	18	1,713,808	$3.68
2005	24	3,237,545	$2.09
2006	23	2,773,361	$2.72
2007	17	1,755,266	$2.17
2008	27	3,232,033	$3.71
2009	21	2,230,028	$3.13
2010	16	1,625,148	$3.70
2011	12	1,164,969	$5.42
2012	18	2,151,362	$4.83
2013	10	1,638,346	$6.86
2014	12	1,114,832	$7.88
2015 and Thereafter	44	5,340,461	$5.41
Community Centers—Mall Stores & Freestanding
2004	154	372,806	$13.98
2005	218	688,448	$14.89
2006	191	651,588	$13.99
2007	131	559,020	$13.09
2008	123	559,219	$12.89
2009	44	218,313	$12.13
2010	36	275,098	$14.02
2011	32	224,727	$14.97
2012	20	129,945	$15.40
2013	15	178,311	$9.16
2014	5	25,473	$11.09
2015 and Thereafter	6	88,139	$11.98

(1)
Does not consider the impact of options to renew that may be contained in leases.

SIMON PROPERTY GROUP

Lease Expirations(1)—U.S. Portfolio

As of December 31, 2003

Year	Number of Leases Expiring	Square Feet	Avg. Base Rent per Square Foot at 12/31/03
Community Centers—Anchor Tenants
2004	4	167,935	$4.73
2005	10	303,133	$8.45
2006	18	681,919	$6.39
2007	16	606,264	$6.48
2008	15	357,214	$10.51
2009	17	652,637	$6.97
2010	19	706,068	$9.83
2011	7	366,209	$11.81
2012	8	396,764	$8.91
2013	12	354,507	$10.04
2014	10	374,697	$8.34
2015 and Thereafter	35	1,881,570	$9.79

(1)
Does not consider the impact of options to renew that may be contained in leases.

SIMON PROPERTY GROUP

Top Regional Mall Tenants—U.S. Portfolio

As of December 31, 2003

(Square Feet in 000's)

Top 15 In-Line Retail Tenants (sorted by percentage of total base minimum rent)

Tenant	Number of Stores	Square Feet	Percent of Total Sq. Ft.	Percent of Total Base Min. Rent
Limited Brands, Inc.	583	3,637	1.9%	4.6%
The Gap, Inc.	365	3,773	2.0%	3.2%
Foot Locker, Inc.	396	1,596	0.8%	2.2%
Zale Corporation	434	487	0.3%	1.8%
Abercrombie & Fitch Co.	137	1,017	0.5%	1.3%
Luxottica Group S.P.A	367	644	0.3%	1.3%
Sterling Jewelers, Inc.	204	290	0.2%	1.1%
Hallmark Cards, Inc.	215	710	0.4%	0.9%
Trans World Entertainment Corp.	118	726	0.4%	0.9%
American Eagle Outfitters, Inc.	129	667	0.4%	0.9%
The Musicland Group, Inc.	144	598	0.3%	0.9%
Retail Brand Alliance, Inc.	105	576	0.3%	0.8%
Williams-Sonoma Stores, Inc.	87	597	0.3%	0.8%
The Wet Seal, Inc.	139	532	0.3%	0.8%
Ann Taylor, Inc.	89	487	0.3%	0.8%

Top 15 Anchors (sorted by percentage of total square footage)

Tenant	Number of Stores	Square Feet	Percent of Total Sq. Ft.	Percent of Total Base Min. Rent
Sears Roebuck & Co.	135	20,615	10.8%	0.5%
Federated Department Stores	100	19,382	10.2%	0.7%
J.C. Penney Co., Inc.	117	16,861	8.9%	1.0%
The May Department Stores	93	13,786	7.3%	0.2%
Dillard's Department Stores	82	12,094	6.4%	0.2%
Saks Incorporated	41	4,758	2.5%	1.1%
Nordstrom, Inc.	19	3,485	1.8%	0.1%
Target Corporation	26	3,118	1.6%	0.1%
Belk, Inc.	15	1,747	0.9%	0.1%
The Neiman Marcus Group, Inc.	7	926	0.5%	0.1%
Kohl's Department Stores	6	562	0.3%	0.0%
Von Maur, Inc.	7	592	0.3%	0.0%
Boscov's Department Stores, Inc.	3	521	0.3%	0.1%
The Bon-Ton Stores, Inc.	6	497	0.3%	0.1%
Burlington Coat Factory, Inc.	3	314	0.2%	0.1%

SIMON PROPERTY GROUP

2003 Regional Mall Anchor/Big Box Openings—U.S. Portfolio

Property Name	Location	New Tenant	Former Tenant
Barton Creek Square	Austin, TX	Nordstrom	Montgomery Ward
Bay Park Square	Green Bay, WI	Younkers	Montgomery Ward
Century III Mall	Pittsburgh, PA	Steve & Barry's	TJ Maxx
Fashion Mall at Keystone	Indianapolis, IN	Saks Fifth Avenue	Jacobson's
Greendale Mall	Worchester, MA	Family Fitness	Lechmere
The Galleria	Houston, TX	Nordstrom Foley's	— —
Lenox Square	Atlanta, GA	Bloomingdale's	Macy's
Lincolnwood Town Center	Lincolnwood, IL	Kohl's	JCPenney
Menlo Park Mall	Edison, NJ	Cheesecake Factory Barnes & Noble Benihana	— — —
NorthPark Mall	Davenport, IA	Dillard's	Montgomery Ward
Prien Lake Mall	Lake Charles, LA	Foley's	Montgomery Ward
Roosevelt Field Mall	Garden City, NY	Galyan's	Stern's
Square One Mall	Saugus, MA	Best Buy Gold's Gym	Service Merchandise Service Merchandise
Southern Hills Mall	Sioux City, IA	Sheel's Sporting Goods	—
St. Charles Towne Center	Waldorf, MD	Dick's Sporting Goods	Montgomery Ward
Town Center at Cobb	Kennesaw, GA	Rich's Furniture	Macy's
Towne West Square	Wichita, KS	Dick's Sporting Goods	Service Merchandise
Walt Whitman Mall	Huntington Station, NY	Organized Living	RKO Theater

SIMON PROPERTY GROUP

2004 Projected Regional Mall Anchor/Big Box Openings—U.S. Portfolio

Property Name	Location	New Tenant	Former Tenant
Bangor Mall	Bangor, ME	Dick's Sporting Goods	Porteus
Battlefield Mall	Springfield, MO	Steve & Barry's	Battlefield Cinema
College Mall	Bloomington, IN	Target	JCPenney
Cordova Mall	Pensacola, FL	Cost Plus World Market	Montgomery Ward
Dadeland Mall	Miami, FL	Nordstrom	Lord & Taylor
Greenwood Park Mall	Greenwood, IN	Dick's Sporting Goods	Service Merchandise
Gulfview Square	New Port Richey, FL	Best Buy Linens N' Things	Dillard's Dillard's
Irving Mall	Irving, TX	Burlington Coat Factory Circuit City	JCPenney Food court & small shops
North East Mall	Hurst, TX	Rave Theater	Montgomery Ward
Prien Lakes Mall	Lake Charles, LA	Cinemark Theater	White House
Rolling Oaks	San Antonio, TX	JCPenney San Antonio Skate Park	— Regal Cinema
Roosevelt Field	Garden City, NY	Bloomingdale's Furniture and Bedding	Stern's
Southern Hills Mall	Sioux City, IA	JCPenney	—
SouthPark Mall	Moline, IL	Dillard's	Montgomery Ward
SouthPark Mall	Charlotte, NC	Nordstrom Galyan's	— Sears
Sunland Mall	El Paso, TX	Foley's	JCPenney
Tippecanoe Mall	Lafayette, IN	Dick's Sporting Goods H.H. Gregg	Lazarus Lazarus
Washington Square	Indianapolis, IN	Burlington Coat Factory Kerasotes Theater	JCPenney —
White Oaks Mall	Springfield, IL	Dick's Sporting Goods	Montgomery Ward

SIMON PROPERTY GROUP

2005 Projected Regional Mall Anchor/Big Box Openings—U.S. Portfolio

Property Name	Location	New Tenant	Former Tenant
College Mall	Bloomington, IN	Dick's Sporting Goods	Lazarus
Phipps Plaza	Atlanta, GA	Nordstrom	Lord & Taylor
Town Center at Boca Raton	Boca Raton, FL	Neiman Marcus	Lord & Taylor
Washington Square	Indianapolis, IN	Dick's Sporting Goods	Lazarus

SIMON PROPERTY GROUP

Property Listing—North American Assets

As of December 31, 2003

Gross Leasable Area
Property Name	State	City	Legal Ownership	Total	Anchor	Mall & Freestanding
UNITED STATES:
Regional Malls
McCain Mall	AR	N. Little Rock	100.0%	776,462	554,156	222,306
University Mall	AR	Little Rock	100.0%	565,953	412,761	153,192
Metrocenter	AZ	Phoenix	50.0%	1,391,855	876,027	515,828
Southgate Mall	AZ	Yuma	100.0%	321,574	252,264	69,310
Brea Mall	CA	Brea	100.0%	1,315,928	874,802	441,126
Fashion Valley Mall	CA	San Diego	50.0%	1,707,218	1,053,305	653,913
Laguna Hills Mall	CA	Laguna Hills (Orange County)	100.0%	867,633	536,500	331,133
Santa Rosa Plaza	CA	Santa Rosa	100.0%	698,745	428,258	270,487
Shops at Mission Viejo	CA	Mission Viejo (Orange County)	100.0%	1,149,914	677,215	472,699
Westminster Mall	CA	Westminster (Orange County)	100.0%	1,220,472	716,939	503,533
Stanford Shopping Center	CA	Palo Alto (San Francisco)	100.0%	1,371,612	849,153	522,459
Aurora Mall	CO	Aurora (Denver)	100.0%	1,014,396	566,015	448,381
Mesa Mall	CO	Grand Junction	50.0%	861,558	425,817	435,741
Crystal Mall	CT	Waterford	74.6%	793,736	442,311	351,425
Aventura Mall	FL	Miami Beach	33.3%	1,904,049	1,242,098	661,951
Avenues, The	FL	Jacksonville	25.0%	(9)	1,117,299	754,956	362,343
Boynton Beach Mall	FL	Boynton Beach	100.0%	1,183,725	883,720	300,005
Coral Square	FL	Coral Springs (Miami-Ft. Lauderdale)	97.2%	944,763	648,144	296,619
Cordova Mall	FL	Pensacola	100.0%	833,826	488,263	345,563
Crystal River Mall	FL	Crystal River	100.0%	424,293	302,495	121,798
Dadeland Mall	FL	N. Miami Beach	50.0%	1,396,476	1,062,072	334,404
DeSoto Square	FL	Bradenton	100.0%	691,243	435,467	255,776
Edison Mall	FL	Fort Myers	100.0%	1,042,072	742,667	299,405
Florida Mall, The	FL	Orlando	50.0%	1,847,663	1,232,416	615,247
Gulf View Square	FL	Port Richey (Tampa-St. Pete)	100.0%	695,864	461,852	234,012
Indian River Mall	FL	Vero Beach	50.0%	748,008	445,552	302,456
Lake Square Mall	FL	Leesburg	50.0%	560,967	296,037	264,930
Melbourne Square	FL	Melbourne	100.0%	729,409	471,173	258,236
Miami International Mall	FL	S. Miami	47.8%	1,074,099	783,308	290,791
Orange Park Mall	FL	Orange Park	100.0%	924,355	534,180	390,175
Paddock Mall	FL	Ocala	100.0%	560,164	387,378	172,786
Palm Beach Mall	FL	West Palm Beach	100.0%	1,085,229	749,288	335,941
Port Charlotte Town Center	FL	Port Charlotte	80.0%	(5)	780,482	458,554	321,928
Seminole Towne Center	FL	Sanford	45.0%	(9)	1,153,600	768,798	384,802
The Shops @ Sunset Place	FL	Miami	37.5%	500,143	—	500,143
Town Center at Boca Raton	FL	Boca Raton	100.0%	1,555,323	1,061,076	494,247
Treasure Coast Square	FL	Jensen Beach	100.0%	869,569	511,372	358,197
Tyrone Square	FL	St. Petersburg (Tampa-St. Pete)	100.0%	1,128,281	748,269	380,012
University Mall	FL	Pensacola	100.0%	707,028	478,449	228,579
Gwinnett Place	GA	Duluth (Atlanta)	50.0%	1,277,180	843,609	433,571
Lenox Square	GA	Atlanta	100.0%	1,484,223	821,356	662,867
Mall of Georgia	GA	Mill Creek (Atlanta)	50.0%	(10)	1,785,171	989,590	795,581
Northlake Mall	GA	Atlanta	100.0%	962,147	665,745	296,402
Phipps Plaza	GA	Atlanta	100.0%	821,316	472,385	348,931
Town Center at Cobb	GA	Kennesaw (Atlanta)	50.0%	1,272,453	851,346	421,107
Lindale Mall	IA	Cedar Rapids	50.0%	690,955	305,563	385,392
NorthPark Mall	IA	Davenport	50.0%	1,077,953	651,533	426,420
Southern Hills Mall	IA	Sioux City	50.0%	801,556	372,937	428,619
SouthRidge Mall	IA	Des Moines	50.0%	1,002,538	497,806	504,732
Alton Square	IL	Alton (St. Louis)	100.0%	639,061	426,315	212,746
Lincolnwood Town Center	IL	Lincolnwood (Chicago)	100.0%	421,875	220,830	201,045
Northfield Square Mall	IL	Bourbonnais (Chicago)	31.6%	(10)	558,369	310,994	247,375
Northwoods Mall	IL	Peoria	100.0%	695,384	472,969	222,415

Orland Square	IL	Orland Park (Chicago)	100.0%	1,206,943	773,295	433,648
River Oaks Center	IL	Calumet City (Chicago)	100.0%	1,378,811	834,588	544,223	(1)
SouthPark Mall	IL	Moline	50.0%	1,026,053	578,056	447,997
White Oaks Mall	IL	Springfield	77.5%	949,205	601,708	347,497
Castleton Square	IN	Indianapolis	100.0%	1,472,185	1,105,913	366,272
Circle Centre	IN	Indianapolis	14.7%	791,116	350,000	441,116
College Mall	IN	Bloomington	100.0%	705,772	439,766	266,006
Eastland Mall	IN	Evansville	50.0%	898,601	532,955	365,646
Fashion Mall at Keystone	IN	Indianapolis	100.0%	658,399	249,721	408,678	(1)
Greenwood Park Mall	IN	Greenwood	100.0%	1,311,639	898,928	412,711
Lafayette Square	IN	Indianapolis	100.0%	1,209,314	937,223	272,091
Markland Mall	IN	Kokomo	100.0%	413,164	273,094	140,070
Muncie Mall	IN	Muncie	100.0%	654,742	435,756	218,986
Tippecanoe Mall	IN	Lafayette	100.0%	859,526	568,373	291,153
University Park Mall	IN	Mishawaka	60.0%	942,823	622,508	320,315
Washington Square	IN	Indianapolis	100.0%	1,014,238	706,174	308,064
Hutchinson Mall	KS	Hutchinson	100.0%	525,368	277,665	247,703
Towne East Square	KS	Wichita	100.0%	1,179,109	779,490	399,619
Towne West Square	KS	Wichita	100.0%	955,331	619,269	336,062
West Ridge Mall	KS	Topeka	100.0%	1,026,813	716,811	310,002
Prien Lake Mall	LA	Lake Charles	100.0%	810,693	631,762	178,931
Arsenal Mall	MA	Watertown (Boston)	100.0%	501,871	191,395	310,476	(1)
Atrium Mall	MA	Chestnut Hill (Boston)	49.1%	205,477	—	205,477
Auburn Mall	MA	Auburn (Boston)	49.1%	592,252	417,620	174,632
Burlington Mall	MA	Burlington (Boston)	100.0%	1,254,083	836,236	417,847
Cape Cod Mall	MA	Hyannis	49.1%	723,773	420,199	303,574
Emerald Square	MA	North Attleboro	49.1%	1,022,521	647,372	375,149
Greendale Mall	MA	Worcester (Boston)	49.1%	431,296	132,634	298,662	(1)
Liberty Tree Mall	MA	Danvers (Boston)	49.1%	857,018	498,000	359,018
Mall at Chestnut Hill, The	MA	Newton (Boston)	47.2%	478,185	297,253	180,932
Northshore Mall	MA	Peabody (Boston)	49.1%	1,684,718	989,277	695,441
Solomon Pond Mall	MA	Marlborough (Boston)	49.1%	912,597	538,843	373,754
South Shore Plaza	MA	Braintree (Boston)	100.0%	1,461,640	847,603	614,037
Square One Mall	MA	Saugus (Boston)	49.1%	864,694	540,101	324,593
Bangor Mall	ME	Bangor	32.6% (6)	653,882	417,757	236,125
Bowie Town Center	MD	Bowie (Washington, DC)	100.0%	664,251	338,567	325,684
St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%	985,609	631,602	354,007
Mall of America	MN	Bloomington (Minneapolis-St. Paul)	27.5% (4)	2,779,242	1,220,305	1,558,937
Maplewood Mall	MN	Minneapolis	100.0%	908,397	578,060	330,337
Miller Hill Mall	MN	Duluth	100.0%	805,419	429,508	375,911
Battlefield Mall	MO	Springfield	100.0%	1,175,968	770,111	405,857
Independence Center	MO	Independence (Kansas City)	100.0%	1,022,056	499,284	522,772
Biltmore Square	NC	Asheville	100.0%	493,948	242,576	251,372
SouthPark Mall	NC	Charlotte	100.0%	1,189,358	857,254	332,104
Crossroads Mall	NE	Omaha	100.0%	858,583	609,669	248,914
Mall at Rockingham Park	NH	Salem (Boston)	24.6%	1,020,221	638,111	382,110
Mall of New Hampshire	NH	Manchester (Boston)	49.1%	806,494	444,889	361,605
Pheasant Lane Mall	NH	Nashua (Boston)	100.0% (8)	988,894	675,759	313,135
Brunswick Square	NJ	East Brunswick (New York)	100.0%	772,981	467,626	305,355
Livingston Mall	NJ	Livingston (New York)	100.0%	985,577	616,128	369,449
Menlo Park Mall	NJ	Edison (New York)	100.0%	1,283,702	527,591	756,111	(1)
Ocean County Mall	NJ	Toms River (New York)	100.0%	897,001	620,755	276,246
Quaker Bridge Mall	NJ	Lawrenceville	39.6% (6)	1,109,807	686,760	423,047
Rockaway Townsquare	NJ	Rockaway (New York)	100.0%	1,248,323	786,626	461,697
Cottonwood Mall	NM	Albuquerque	100.0%	1,041,299	631,556	409,743
Forum Shops at Caesars	NV	Las Vegas	100.0%	483,838	—	483,838
Las Vegas Premium Outlet	NV	Las Vegas	50.0%	432,478	—	432,478
Chautauqua Mall	NY	Lakewood	100.0%	432,334	213,320	219,014

Jefferson Valley Mall	NY	Yorktown Heights (New York)	100.0%	587,150	310,095	277,055
Nanuet Mall	NY	Nanuet (New York)	100.0%	915,626	583,711	331,915
Roosevelt Field	NY	Garden City (New York)	100.0%	2,180,526	1,430,425	750,101
Smith Haven Mall	NY	Lake Grove (New York)	25.0%	1,357,995	902,595	455,400
Source, The	NY	Westbury (New York)	25.5%	729,152	210,798	518,354
Walt Whitman Mall	NY	Huntington Station (New York)	100.0%	1,034,747	742,214	292,533
Westchester, The	NY	White Plains (New York)	40.0%	824,419	349,393	475,026
Great Lakes Mall	OH	Mentor (Cleveland)	100.0%	1,301,340	879,300	422,040
Lima Mall	OH	Lima	100.0%	745,099	541,861	203,238
Richmond Town Square	OH	Richmond Heights (Cleveland)	100.0%	1,016,777	685,251	331,526
Southern Park Mall	OH	Boardman	100.0%	1,197,780	811,858	385,922
Summit Mall	OH	Akron (Cleveland)	100.0%	764,233	432,936	331,297
Upper Valley Mall	OH	Springfield	100.0%	750,550	479,418	271,132
Woodville Mall	OH	Northwood	100.0%	773,405	518,792	254,613
Eastland Mall	OK	Tulsa	100.0%	482,898	305,732	177,166
Heritage Park Mall	OK	Midwest City	100.0%	606,339	382,700	223,639
Penn Square Mall	OK	Oklahoma City	94.5%	1,013,392	588,137	425,255
Woodland Hills Mall	OK	Tulsa	47.2%	1,092,295	709,447	382,848
Century III Mall	PA	West Mifflin (Pittsburgh)	100.0%	1,280,995	773,439	507,556
Cheltenham Square	PA	Philadelphia	100.0%	639,253	368,266	270,987
Granite Run Mall	PA	Media (Philadelphia)	50.0%	1,047,167	500,809	546,358
Court & Plaza at King of Prussia, The	PA	King of Prussia	12.9%	(6)	2,850,627	1,775,871	1,074,756	(1)
Lehigh Valley Mall	PA	Whitehall	25.2%	(7)	1,067,261	564,353	502,908	(1)
Montgomery Mall	PA	Montgomeryville	23.1%	(6)	1,120,395	684,855	435,540
Oxford Valley Mall	PA	Langhorne	65.8%	(6)	1,272,232	762,558	509,674	(1)
Ross Park Mall	PA	Pittsburgh	100.0%	1,234,598	827,015	407,583
South Hills Village	PA	Pittsburgh	100.0%	1,110,020	655,987	454,033
Anderson Mall	SC	Anderson	100.0%	616,731	404,394	212,337
Haywood Mall	SC	Greenville	100.0%	1,243,604	913,633	329,971
Empire Mall	SD	Sioux Falls	50.0%	1,047,283	497,341	549,942
Rushmore Mall	SD	Rapid City	50.0%	835,608	470,660	364,948
Knoxville Center	TN	Knoxville	100.0%	978,567	597,028	381,539
Oak Court Mall	TN	Memphis	100.0%	853,375	535,000	318,375	(1)
Raleigh Springs Mall	TN	Memphis	100.0%	917,599	691,230	226,369
West Town Mall	TN	Knoxville	50.1%	1,329,002	878,311	450,691
Wolfchase Galleria	TN	Memphis	94.5%	1,268,101	761,648	506,453
Barton Creek Square	TX	Austin	100.0%	1,429,514	922,266	507,248
Broadway Square	TX	Tyler	100.0%	618,741	427,730	191,011
Cielo Vista Mall	TX	El Paso	100.0%	1,192,778	793,716	399,062
Highland Mall	TX	Austin	50.0%	1,090,685	732,000	358,685
The Galleria	TX	Houston	31.5%	2,404,812	1,300,466	1,104,346
Ingram Park Mall	TX	San Antonio	100.0%	1,129,240	751,704	377,536
Irving Mall	TX	Irving (Dallas-Ft. Worth)	100.0%	1,103,141	726,574	376,567
La Plaza Mall	TX	McAllen	100.0%	1,205,519	778,768	426,751
Lakeline Mall	TX	Austin	100.0%	1,100,371	745,179	355,192
Longview Mall	TX	Longview	100.0%	612,955	402,843	210,112
Midland Park Mall	TX	Midland	100.0%	618,093	339,113	278,980
North East Mall	TX	Hurst (Dallas-Ft. Worth)	100.0%	1,551,872	1,194,589	357,283
Richardson Square Mall	TX	Richardson (Dallas-Ft. Worth)	100.0%	755,336	471,436	283,900
Rolling Oaks Mall	TX	San Antonio	100.0%	737,169	460,857	276,312
Sunland Park Mall	TX	El Paso	100.0%	917,968	575,837	342,131
Valle Vista Mall	TX	Harlingen	100.0%	656,360	389,781	266,579
Trolley Square	UT	Salt Lake City	90.0%	221,863	—	221,863
Apple Blossom Mall	VA	Winchester	49.1%	443,425	229,011	214,414
Charlottesville Fashion Square	VA	Charlottesville	100.0%	572,441	381,153	191,288
Chesapeake Square	VA	Chesapeake	75.0%	(10)	809,319	537,279	272,040
Valley Mall	VA	Harrisonburg	50.0%	487,429	307,798	179,631
Virginia Center Commons	VA	Glen Allen	100.0%	787,494	506,639	280,855
Columbia Center	WA	Kennewick	100.0%	741,605	408,052	333,553
Northgate Mall	WA	Seattle	100.0%	997,264	688,391	308,873

Tacoma Mall	WA	Tacoma	100.0%	1,294,464	924,045	370,419
Bay Park Square	WI	Green Bay	100.0%	715,790	447,508	268,282
Forest Mall	WI	Fond Du Lac	100.0%	501,254	327,260	173,994
(174 properties)
Community Centers
Plaza at Buckland Hills	CT	Manchester	35.0% (9)	334,487	252,179	82,308
Gaitway Plaza	FL	Ocala	23.3% (9)	216,355	123,027	93,328
Grove @ Lakeland Square	FL	Lakeland	100.0%	215,591	142,317	73,274
Highland Lakes Center	FL	Orlando	100.0%	478,080	372,316	105,764
Indian River Commons	FL	Vero Beach	50.0%	260,868	233,358	27,510
Royal Eagle Plaza	FL	Coral Springs	35.0% (9)	199,122	124,479	74,643
Terrace @ the Florida Mall	FL	Orlando	100.0%	328,977	281,446	47,531
Waterford Lakes Town Ctr	FL	Orlando	100.0%	951,803	622,244	329,559
West Town Corners	FL	Altamonte Springs	23.3% (9)	385,067	263,782	121,285
Westland Park Plaza	FL	Orange Park	23.3% (9)	163,154	123,548	39,606
Mall of Georgia Crossing	GA	Mill Creek	50.0%	440,612	341,503	99,109
Bloomingdale Court	IL	Bloomingdale	100.0%	604,511	436,255	168,256
Bridgeview Court	IL	Bridgeview	100.0%	273,678	216,491	57,187
Countryside Plaza	IL	Countryside	100.0%	435,608	290,216	145,392
Crystal Court	IL	Crystal Lake	35.0% (9)	278,971	201,993	76,978
Forest Plaza	IL	Rockford	100.0%	425,758	325,170	100,588
Lake Plaza	IL	Waukegan	100.0%	215,462	170,789	44,673
Lake View Plaza	IL	Orland Park	100.0%	371,480	270,628	100,852
Lincoln Crossing	IL	O'Fallon	100.0%	148,381	134,935	13,446
Matteson Plaza	IL	Matteson	100.0%	275,455	230,885	44,570
North Ridge Plaza	IL	Joliet	100.0%	305,070	190,323	114,747
White Oaks Plaza	IL	Springfield	100.0%	391,426	275,703	115,723
Willow Knolls Court	IL	Peoria	35.0% (9)	382,377	309,440	72,937
Yards Plaza, The	IL	Chicago	35.0% (9)	265,420	228,813	36,607
Brightwood Plaza	IN	Indianapolis	100.0%	38,493	—	38,493
Eastland Convenience Ctr.	IN	Evansville	50.0%	175,639	60,000	115,639
Greenwood Plus	IN	Greenwood	100.0%	159,931	134,141	25,790
Griffith Park Plaza	IN	Griffith	100.0%	274,235	175,595	98,640
Keystone Shoppes	IN	Indianapolis	100.0%	29,140	—	29,140
Markland Plaza	IN	Kokomo	100.0%	91,227	49,552	41,675
Muncie Plaza	IN	Muncie	100.0%	298,851	271,656	27,195
New Castle Plaza	IN	New Castle	100.0%	91,648	24,912	66,736
Northwood Plaza	IN	Fort Wayne	100.0%	170,869	99,028	71,841
Teal Plaza	IN	Lafayette	100.0%	101,087	98,337	2,750
Tippecanoe Plaza	IN	Lafayette	100.0%	94,598	85,811	8,787
University Center	IN	Mishawaka	60.0%	150,536	104,359	46,177
Village Park Plaza	IN	Carmel	35.0% (9)	543,448	431,018	112,430
Wabash Village	IN	West Lafayette	100.0%	124,536	109,388	15,148
Washington Plaza	IN	Indianapolis	100.0%	50,107	21,500	28,607
West Ridge Plaza	KS	Topeka	100.0%	237,783	182,161	55,622
Park Plaza	KY	Hopkinsville	100.0%	115,024	82,398	32,626
St. Charles Towne Plaza	MD	Waldorf	100.0%	405,954	292,752	113,202
Regency Plaza	MO	St. Charles	100.0%	287,526	210,627	76,899
Ridgewood Court	MS	Jackson	35.0% (9)	240,662	185,939	54,723
Rockaway Convenience Ctr.	NJ	Rockaway	100.0%	231,622	131,438	100,184
Cobblestone Court	NY	Victor	35.0% (9)	265,499	206,680	58,819
Boardman Plaza	OH	Youngstown	100.0%	640,775	375,502	265,273
Great Lakes Plaza	OH	Mentor	100.0%	164,104	142,229	21,875
Lima Center	OH	Lima	100.0%	206,878	159,584	47,294
Northland Plaza	OH	Columbus	100.0%	209,534	118,304	91,230
Eastland Plaza	OK	Tulsa	100.0%	186,149	152,451	33,698
DeKalb Plaza	PA	King of Prussia Mall	52.4% (6)	101,713	81,368	20,345
Great Northeast Plaza	PA	Philadelphia	50.0%	295,758	238,158	57,600
Henderson Square	PA	King of Prussia	79.1% (6)	107,344	72,683	34,661
Lincoln Plaza	PA	King of Prussia Mall	65.8% (6)	267,231	143,649	123,582

Whitehall Mall	PA	Whitehall	39.6% (6)	553,721	378,642	175,079
Charles Towne Square	SC	Charleston	100.0%	199,693	199,693	—
Empire East	SD	Sioux Falls	50.0%	298,263	253,388	44,875
Knoxville Commons	TN	Knoxville	100.0%	180,463	91,483	88,980
Arboretum, The	TX	Austin	100.0%	206,511	35,773	170,738
Celina Plaza	TX	El Paso	100.0%	32,622	23,927	8,695
Ingram Plaza	TX	San Antonio	100.0%	111,518	—	111,518
Lakeline Plaza	TX	Austin	100.0%	385,748	306,317	79,431
Shops at North East Mall	TX	Hurst	100.0%	364,584	265,595	98,989
Chesapeake Center	VA	Chesapeake	100.0%	299,604	213,670	85,934
Fairfax Court	VA	Fairfax	26.3% (9)	249,357	168,743	80,614
Martinsville Plaza	VA	Martinsville	100.0%	102,105	60,000	42,105
(67 properties)
Mixed-Use
Copley Place	MA	Boston	98.1%	1,214,212	104,332	1,109,880	(1)
Fashion Centre at Pentagon	VA	Arlington (Washington, DC)	42.5%	987,708	472,729	514,979	(1)
(2 properties)
Office
O'Hare International Center	IL	Rosemont	100.0%	495,546	—	495,546	(2)
Riverway	IL	Rosemont	100.0%	819,201	—	819,201	(3)
(2 properties)

Total U.S. Portfolio				190,014,312	117,183,895	72,830,417
CANADA:
Forum Entertainment Centre		Montreal	35.6%	246,972	—	246,972

Total North American Portfolio (246 properties)				190,261,284	117,183,895	73,077,389

*
Regional malls generally contain two or more anchors and a wide variety of smaller stores located in enclosed malls connecting the anchors. Additional stores are usually located along the perimeter of the parking area. Community shopping centers are generally unenclosed and smaller than regional malls. Our community shopping centers generally range in size from approximately 50,000 to 600,000 square feet of GLA.

(1)
Office space included as follows:

  Arsenal Mall—approx. 106,000 sq. ft.
  Copley Place—approx. 847,000 sq. ft.
  Fashion Centre at Pentagon—approx. 169,000 sq. ft.
  Fashion Mall at Keystone—approx. 30,000 sq. ft.
  Greendale Mall—approx. 120,000 sq. ft.
  King of Prussia—approx. 14,000 sq. ft.
  Lehigh Valley Mall—approx. 12,000 sq. ft.
  Menlo Park Mall—approx. 50,000 sq. ft.
  Oak Court Mall—approx. 130,000 sq. ft.
  One Oxford Valley—approx. 111,000 sq. ft.
  River Oaks Center—approx. 118,000 sq. ft.

(2)
Includes approximately 13,000 sq. ft. of retail space.
(3)
Includes approximately 24,000 sq. ft. of retail space.
(4)
This interest is currently subject to a constructive trust and The Operating Partnership is no longer recording income attributable to the interest.
(5)
The Operating Partnership receives substantially all the economic benefit of this property due to a partner preference.
(6)
SPG's indirect ownership interest, evidenced through an approximately 80% ownership interest in Kravco Simon Investments.
(7)
The ownership of the property is evidenced by The Operating Partnership's note with two of the other partners.
(8)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(9)
Outside partner receives substantially all the economic benefits of the property.
(10)
The Operating Partnership receives substantially all the economic benefits of the property.

Simon Property Group

Property Listing—European Assets

As of December 31, 2003

Property Name	City (Metropolitan area)	SPG Ownership	Hypermarket/ Anchor GLA	Mall & Freestanding GLA	Total GLA
			(in square feet)	(in square feet)	(in square feet)
FRANCE
Bay 2	Torcy (Paris)	35.2%	132,396	408,910	541,306
Bel'Est	Bagnolet (Paris)	12.3%	150,695	62,980	213,675
Villabe A6	Villabe (Paris)	5.3%	102,257	104,507	206,764

Subtotal France(3)			385,348	576,397	961,745
ITALY
Ancona—Senigallia	Senigallia (Ancona)	49.0%	41,193	41,581	82,774
Ascoli Piceno—Grottammare	Grottammare (Ascoli Piceno)	49.0%	38,901	55,929	94,830
Ascoli Piceno—Porto Sant'Elpidio	Porto Sant'Elpidio (Ascoli Piceno)	49.0%	47,986	114,259	162,245
Bari—Casamassima	Casamassima (Bari)	49.0%	159,015	388,825	547,840
Brescia—Mazzano	Mazzano (Brescia)	49.0% (1)	103,290	127,359	230,649
Cagliari—Santa Gilla	Cagliari	49.0% (1)	75,939	114,754	190,693
Catania—La Rena	Catania	49.0%	124,065	22,077	146,142
Milano—Rescaldina	Rescaldina (Milano)	49.0%	165,108	212,017	377,125
Milano—Vimodrone	Vimodrone (Milano)	49.0%	110,384	80,202	190,586
Napoli—Pompei	Pompei (Napoli)	49.0%	74,314	17,147	91,461
Padova	Padova	49.0%	73,324	32,485	105,809
Palermo	Palermo	49.0%	73,065	9,849	82,914
Pesaro—Fano	Fano (Pesaro)	49.0%	56,274	55,951	112,225
Pescara	Pescara	49.0%	96,337	65,186	161,523
Pescara—Cepagatti	Cepagatti (Pescara)	49.0%	80,213	189,617	269,830
Piacenza—San Rocco al Porto	San Rocco al Porto (Piacenza)	49.0%	104,485	20,419	124,904
Roma—Collatina	Collatina (Roma)	49.0%	59,524	4,101	63,625
Sassari—Predda Niedda	Predda Niedda (Sassari)	49.0% (1)	56,263	107,779	164,042
Taranto	Taranto	49.0%	75,240	126,508	201,748
Torino	Torino	49.0%	105,056	66,682	171,738
Torino—Venaria	Venaria (Torino)	49.0%	101,557	64,045	165,602
Venezia—Mestre	Mestre (Venezia)	49.0%	114,076	132,644	246,720
Vicenza	Vicenza	49.0%	78,415	20,064	98,479
Brindisi—Mesagne	Mesagne (Brindisi)	49.0%	88,049	140,598	228,647
Ancona	Ancona	49.0% (2)	82,947	82,333	165,280
Bergamo	Bergamo	49.0% (2)	103,011	16,921	119,932
Brescia—Concesio	Concesio (Brescia)	49.0% (2)	89,932	27,566	117,498
Cagliari—Marconi	Cagliari	49.0% (2)	83,549	109,943	193,492
Catania—Misterbianco	Misterbianco (Catania)	49.0% (2)	83,259	15,984	99,243
Merate—Lecco	Merate (Lecco)	49.0% (2)	73,496	88,501	161,997
Milano—Cinisello-Balsamo	Cinisello-Balsamo (Milano)	49.0% (2)	68,426	18,589	87,015
Milano—Nerviano	Nerviano (Milano)	49.0% (2)	83,840	27,782	111,622
Napoli—Mugnano di Napoli	Mugnano di Napoli	49.0% (2)	97,952	94,852	192,804
Olbia	Olbia	49.0% (2)	48,976	48,814	97,790
Roma—Casalbertone	Roma	49.0% (2)	62,667	84,927	147,594
Sassari—Centro Azuni	Sassari	49.0% (2)	—	35,564	35,564
Torino—Rivoli	Rivoli (Torino)	49.0% (2)	61,785	32,346	94,131
Verona—Bussolengo	Bussolengo (Verona)	49.0% (2)	89,319	75,326	164,645

Subtotal Italy (38)			3,131,232	2,969,526	6,100,758
POLAND
Borek Shopping Center	Wroclaw	35.2%	119,942	129,393	249,335
Dabrowka Shopping Center	Katowice	35.2%	120,986	172,868	293,854
Turzyn Shopping Center	Szczecin	35.2%	87,188	120,943	208,131
Wilenska Station Shopping Center	Warsaw	35.2%	92,688	215,935	308,623
Zakopianka Shopping Center	Krakow	35.2%	120,190	432,688	552,878

Subtotal Poland(5)			540,994	1,071,827	1,612,821
PORTUGAL
Minho Center	Braga (Porto)	35.2% (2)	120,018	101,622	221,640

TOTAL EUROPEAN ASSETS (47)			4,177,592	4,719,372	8,896,964

(1)
This property is held partially in fee and partially encumbered by a leasehold on the premises that entitles the lessor to the majority of the economics of the portion of the property subject to the leasehold.
(2)
This property is encumbered by a leasehold on the entire premises that entitles the lessor to the majority of the economics of the property.

SIMON PROPERTY GROUP

Capital Expenditures

For the Twelve Months Ended December 31, 2003

(In millions)

		Unconsolidated Entities
	Consolidated Properties	Total		Simon Group's Share
New development projects	$108.2	$138.3	(1)	$67.7	(1)
Redevelopment projects with incremental GLA and/or Anchor Replacement	163.6	43.1		16.1
Renovations with no incremental GLA	16.0	0.7		0.1
Tenant allowances	56.0	21.1		8.8
Operational capital expenditures at properties:
CAM expenditures(2)	31.1	16.7		6.9
Non-CAM expenditures	6.4	41.8		9.2

Totals	$381.3	$376.3		$108.8

Plus (Less): Conversion from accrual to cash basis	(27.4)	(11.2)

Capital expenditures(3)	$353.9	$365.1

(1)
Does not include the Company's European initiatives (total cost of $114.6 million; the Company's share is $37.8 million)

(2)
Expenditure included in the pool of expenses allocated to tenants as common area maintenance or CAM.

(3)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties as this is not required by the SEC or GAAP; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

SIMON PROPERTY GROUP

North American Development Activity Report*

Project Overview, Construction-in-Progress and Land Held for Development

As of December 31, 2003

								Construction-in-Progress
										Unconsolidated Entities
Mall/ Location	Project Description	The Company's Ownership Percentage	Opening	Projected Gross Cost(1) (in millions)	Projected Net Cost (in millions)	The Company's Share of Net Cost	Stabilized Rate of Return	Consolidated Properties		Total		The Company's Share
Recently Completed New Development Projects:
Lakeline Village Austin, TX	42,000 sf community center featuring Ultimate Electronics	100%	10/03	$7	$6	$6	11%	$0.0	(2)	—		—
Recently Completed Redevelopments:
Dadeland Mall Miami, FL	Remodel of Saks Fifth Avenue and Burdines; mall renovation and new parking deck	50%	11/02 (renov) 10/03 (expan)	$42	$34	$17	8%	—		$0.0	(3)	$0.0
Recently Completed Renovations:
Melbourne Square Melbourne, FL	Mall renovation	100%	10/03
Ocean County Mall Toms River, NJ	Mall renovation	100%	11/03
	Subtotal Recently Completed Renovations			$23	$20	$20	12%	$0.2	(4)	—		—
New Development Projects (Under Construction):
Chicago Premium Outlets Aurora, IL (Chicago)	438,000 sf upscale outlet center	50%	5/04	$92	$67	$33	13%	—		$59.1		$29.6
Clay Terrace Carmel, IN (Indianapolis)	570,000 sf lifestyle center featuring Dick's Sporting Goods, Wild Oats, DSW Shoe Warehouse and Circuit City	50%	4th Qtr. 2004	$108	$100	$50	11%	—		$35.6		$17.8
St. Johns Town Center Jacksonville, FL	1.5 million sf open-air retail center comprised of a village component and community center. Anchors include Dillard's, Barnes & Noble, Dick's Sporting Goods, Target and PetsMart	85% (7)	1st Qtr. 2005	$158	$126	$107	10%	—		$41.0		$20.5
Firewheel Center Garland, TX	785,000 sf open-air regional shopping center featuring Foley's, Dillard's, AMC, Barnes & Noble, Circuit City, Sports Authority and Linens 'N Things	100%	Fall 2005	$126	$96	$96	12%	$16.2		—		—
Wolf Ranch Georgetown, TX (Austin)	670,000 sf open-air retail shopping complex featuring Kohls, Target, Linens 'N Things, Office Depot and PetsMart	100%	3rd Qtr. 2005	$80	$62	$62	10%	$29.5		—		—
Redevelopment Projects with Incremental GLA
Battlefield Mall Springfield, MO	Retrofit and expand vacant space into a 17,000 sf cluster of five lifestyle stores including Chico's, Coldwater Creek, Starbuck's, Ann Taylor Loft and Jos. A. Banks.	100%	11/04	$4	$4	$4	9%	$0.6		—		—
Forum Shops at Caesars Las Vegas, NV	Phase III expansion of 175,000 sf	100%	10/04	$139	$139	$139	11%	$71.4		—		—
Greenwood Park Mall Greenwood, IN	Dick's Sporting Goods replacing former Service Merchandise and MCL space; mall and food court renovation	100%	10/03 (renov) 4/04 (Dick's)	$13	$13	$13	11%	$0.0	(5)	—		—

SIMON PROPERTY GROUP

North American Development Activity Report*

Project Overview, Construction-in-Progress and Land Held for Development

As of December 31, 2003

								Construction-in-Progress
										Unconsolidated Entities
Mall/ Location	Project Description	The Company's Ownership Percentage	Opening	Projected Gross Cost(1) (in millions)	Projected Net Cost (in millions)	The Company's Share of Net Cost	Stabilized Rate of Return	Consolidated Properties		Total	The Company's Share
Redevelopment Projects with Incremental GLA
SouthPark Charlotte, NC	Phase I — Addition of Nordstrom (153,000 sf) and additional anchor pad, Hecht's expansion (60,000 sf) and renovation, Belk's expansion (46,000 sf) and renovation, addition of small shops (50,000 sf), three new parking decks and Cheesecake Factory and Maggiano's	100%	10/02 (Belk) 12/02 (Cheesecake) 9/03 (Maggiano's) Fall 2003 (renov) 3/04 (Nordstrom, Hecht's and expansion)	$97	$97	$97	10%	$59.7	(6)	—	—
SouthPark Charlotte, NC	Phase II — Demolition of Sears building and addition of Galyan's, small shops, food court and two restaurants	100%	3rd Qtr 2004	$36	$28	$28	10%	$10.6		—	—
Anchor/Big Box/Theater Activity
College Mall Bloomington, IN	Target in former JCPenney space	100%	3/04
Dadeland Mall Miami, FL	Nordstrom in former Lord & Taylor space	50%	11/04
Gulfview Square Port Richey, FL	Best Buy and Linens 'N Things in former Dillard's building	100%	9/04
Irving Mall Irving, TX	Relocate food court and inline tenants and add Circuit City	100%	10/04
North East Mall Hurst, TX (Ft. Worth)	Theatre and three restaurants in former Montgomery Ward location	100%	9/04
Phipps Plaza Atlanta, GA	Nordstrom in former Lord & Taylor space	100%	4/05
Prien Lake Mall Lake Charles, LA	Cinemark Theatre in former White House store	100%	6/04
Rolling Oaks Mall San Antonio, TX	San Antonio Skate Park in former Regal Cinema building; addition of JCPenney	100%	3/04 (Skate) 10/04 (JCP)
Southern Hills Mall Sioux City, IA	Addition of Barnes & Noble	50%	4/04
Town Center at Boca Raton Boca Raton, FL	Neiman Marcus in former Lord & Taylor space	100%	11/05
Washington Square Indianapolis, IN	Burlington Coat Factory in former JCPenney location; demolition of former Lazarus replaced by new Dick's Sporting Goods and Kerasotes Theatre on an outparcel	100%	11/04
White Oaks Mall Springfield, IL	Dick's Sporting Goods and Linens 'N Things in former Montgomery Ward location	77%	3/05
	Subtotal Anchor/Big Box/Theater Activity			$105	$98	$87	10%	$25.0		$1.0	$0.5
Other Miscellaneous								$6.8		$2.6	$1.2
Total Construction in Progress (8)								$220.0		$139.3	$69.6
Land Held for Development								$3.2		$26.0	$13.0

*
Cost and return are based upon current budget assumptions. Actual results may vary.
(1)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(2)
Development costs were transferred from Construction-in-Progress to the fixed asset accounts for Lakeline Village (Total and SPG's Share = $6.5 million)
(3)
Prior redevelopment costs were transferred from Construction-in-Progress to the fixed asset accounts for Dadeland Mall (Total = $32.7 million; SPG's Share = $16.4 million)
(4)
Prior redevelopment costs were transferred from Construction-in-Progress to the fixed asset accounts for Melbourne Square and Ocean County Mall (Total and SPG's Share = $16.5 million)
(5)
Redevelopment costs were transferred from Construction-in-Progress to the fixed asset accounts for Greenwood Park Mall (Total and SPG's Share = $11.3 million)
(6)
Prior redevelopment costs were transferred from Construction-in-Progress to the fixed asset accounts for SouthPark (Total and SPG's Share = $15.6 million)
(7)
The Company will own 85% of this project until certain financial hurdles are met, at which time ownership reverts to 50/50.
(8)
Does not include the Company's European Retail Enterprises B.V. ("ERE") and GCI initiatives (ERE's total of $126.0 million; the Company's share of $44.4 million)

  SIMON PROPERTY GROUP

  European Development Activity Report*

  Project Overview, Construction-in-Progress

  As of December 31, 2003

						Construction-in-Progress
Shopping center/ Location (Metropolitan area)	Project Description	The Company's Ownership Percentage	Opening	Projected Net Cost (in millions)	The Company's Share of Net Cost	Total	The Company's Share
New Development Projects (Under Construction):
Arkadia—Warsaw, Poland	Approx. 1.1 million of total GLA including a hypermarket, approx. 200 shops, a do-it-yourself center, and cinema	35.2%	Oct-04	€155	€55	€105	€37
Bari Modugno—Modugno, Italy (Bari)	Approx 0.3 million of total GLA including a hypermarket and small shops	49.0%	Apr-04	€11(1)	€5	€7	€3
Cuneo—Cuneo, Italy	Approx. 0.5 million of total GLA including a hypermarket and small shops	49.0%	Dec-04	€27(1)	€13	€6	€3
Porta di Roma—Roma, Italy	40% interest in joint venture development. Approx. 1.7 million of total GLA including a hypermarket, department store and do-it-yourself centers	19.6%	Dec-06	€200(1)	€39	€25	€5
Napoli Nola—Nola, Italy (Napoli)	45% interest in joint venture mixed-use development. Approx. 1.3 million of total GLA including a hypermarket and department store.	22.1%	Jul-06	€142(1)	€31	N/A	N/A
Bay 1—Torcy, France (Paris)	Related to new hypermarket redevelopment in Torcy which opened Feb-03. Approx. 0.3 million of GLA redevelopment of old hypermarket site to consist of shops and cinema	35.2%	Nov-04	€19	€7	€7	€2
Other projects (2 developments)				€1
Total (8 projects)				€566	€154	€58	€18

*
Cost and return are based upon current budget assumptions. Actual results may vary.

N/A—Details of CIP were not available at time of the filing of this Form 8-K.

(1)
Amounts do not include estimated cost of capital.

SIMON PROPERTY GROUP

The Company's Share of Total Debt Amortization and Maturities by Year

As of December 31, 2003

(In thousands)

Year		The Company's Share of Secured Consolidated Debt	The Company's Share of Unsecured Consolidated Debt	The Company's Share of Unconsolidated Joint Venture Debt	The Company's Share of Total Debt
2004	1	$544,433	$915,000	$197,615	$1,657,048
2005	2	251,744	660,000	583,552	1,495,296
2006	3	312,189	1,082,580	471,661	1,866,430
2007	4	530,115	930,000	187,775	1,647,890
2008	5	332,785	350,000	278,701	961,486
2009	6	421,332	450,000	130,342	1,001,674
2010	7	719,314	300,000	245,107	1,264,421
2011	8	430,962	200,000	169,736	800,698
2012	9	347,499	350,000	202,990	900,489
2013	10	90,193	275,000	255,832	621,025
Thereafter		75,825	563,100	14,200	653,125

Subtotal Face Amounts		$4,056,391	$6,075,680	$2,737,511	$12,869,582
Premiums (Discounts) on Indebtedness, Net		19,474	(11,614)	2,119	9,979
Fair Value Interest Rate Swaps		—	1,195	—	1,195

The Company's Share of Total Indebtedness		$4,075,865	$6,065,261	$2,739,630	$12,880,756

SIMON PROPERTY GROUP

Summary of Indebtedness

As of December 31, 2003

(In thousands)

	Total Indebtedness	The Company's Share of Indebtedness	Weighted Average Interest Rate	Weighted Average Years to Maturity
Consolidated Indebtedness
Mortgage Debt
Fixed Rate(1)	$3,559,622	$3,474,566	6.58%	6.1
Floating Rate Debt (Hedged)(2)	157,000	145,250	2.66%	2.7
Floating Rate Debt	462,763	436,575	2.50%	1.1

Total Mortgage Debt	4,179,385	4,056,391	6.00%	5.5
Unsecured Debt
Fixed Rate	5,215,000	5,215,000	6.75%	4.8
Floating Rate Debt	532,779	532,779	2.18%	3.5

Subtotal	5,747,779	5,747,779	6.32%	4.3
Revolving Corporate Credit Facility	188,878	188,878	1.77%	2.3
Revolving Corporate Credit Facility (Hedged)(2)	139,023	139,023	1.77%	2.3

Subtotal	327,901	327,901	1.77%	2.3
Total Unsecured Debt	6,075,680	6,075,680	6.08%	4.53
Premium	36,591	34,267	N/A	N/A
Discount	(26,463)	(26,407)	N/A	N/A
Fair Value Interest Rate Swaps	1,195	1,195	N/A	N/A

Consolidated Mortgages and Other Indebtedness(3)	$10,266,388	$10,141,126	6.05%	4.9

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$4,654,230	$1,978,787	7.00%	5.5
Floating Rate Debt (Hedged)(2)	899,425	289,366	2.03%	1.8
Floating Rate Debt	1,085,221	469,358	3.51%	2.7

Total Mortgage Debt	6,638,876	2,737,511	5.88%	4.6
Premium	8,527	4,257	N/A	N/A
Discount	(4,351)	(2,138)

Joint Venture Mortgages and Other Indebtedness	$6,643,052	$2,739,630	5.88%	4.6

The Company's Share of Total Indebtedness		$12,880,756	6.01%	4.8

(1)
Includes $48.2 million of variable rate debt, of which substantilly all is effectively fixed to maturity through the use of interest rate hedges with a total notional amount of $48.1 million.

(2)
These debt obligations are hedged by interest rate cap agreements.

(3)
The Company holds $85.0 million of notional amount fixed rate swap agreements that have a weighted average pay rate of 5.89% and a weighted average receive rate of 1.18% at December 31, 2003. The Company also holds $300.0 million of notional amount variable rate swap agreements that have a weighted average pay rate of 1.25% and a weighted average receive rate of 3.50% at December 31, 2003. All of these swap agreements are designated as hedges on various pools of indebtedness. Also includes a $70 million notional amount variable rate swap with a weighted average pay rate of 1.12% and a receive rate of 3.60% at December 31, 2003.

SIMON PROPERTY GROUP

Summary of Indebtedness By Maturity

As of December 31, 2003

(In thousands)

Property Name		Maturity Date		Interest Rate(1)	Total Indebtedness	The Company's Share of Indebtedness	Weighted Avg Interest Rate by Year
Consolidated Indebtedness
Fixed Rate Mortgage Debt:
DeKalb Mall		10/01/04		9.35%	2,711	1,421
CMBS Loan—Fixed (encumbers 7 Properties)	(6)	12/15/04		7.31%	172,290	172,290
CMBS Loan—Variable (encumbers 7 Properties)	(6)	12/15/04	(5)	6.20%	48,157	48,157

Subtotal 2004					223,158	221,868	7.08%
Tippecanoe Mall—1		01/01/05		8.45%	41,676	41,676
Tippecanoe Mall—2		01/01/05		6.81%	15,049	15,049
Melbourne Square		02/01/05		7.42%	36,595	36,595
Chesapeake Center	(12)	06/15/05		8.44%	6,563	6,563
Grove at Lakeland Square, The	(12)	06/15/05		8.44%	3,750	3,750
Terrace at Florida Mall, The	(12)	06/15/05		8.44%	4,688	4,688
Cielo Vista Mall—2		11/01/05		8.13%	675	675

Subtotal 2005					108,996	108,996	7.87%
Treasure Coast Square—1		01/01/06		7.42%	50,254	50,254
Treasure Coast Square—2		01/01/06		8.06%	11,736	11,736
Gulf View Square		10/01/06		8.25%	34,260	34,260
Paddock Mall		10/01/06		8.25%	27,248	27,248

Subtotal 2006					123,498	123,498	7.89%
Cielo Vista Mall—1	(4)	05/01/07		9.38%	51,033	51,033
Cielo Vista Mall—3	(4)	05/01/07		6.76%	36,614	36,614
Lakeline Mall		05/01/07		7.65%	68,549	68,549
McCain Mall—1	(4)	05/01/07		9.38%	23,829	23,829
McCain Mall—2	(4)	05/01/07		6.76%	16,900	16,900
Valle Vista Mall—1	(4)	05/01/07		9.38%	31,561	31,561
Valle Vista Mall—2	(4)	05/01/07		6.81%	7,515	7,515
Wolfchase Galleria		06/30/07		7.80%	74,437	70,340
Copley Place		08/01/07		7.44%	180,836	177,485
University Park Mall		10/01/07		7.43%	58,799	35,279

Subtotal 2007					550,073	519,105	7.83%
Stanford Shopping Center		09/11/08	(13)	3.60%	220,000	220,000
Arsenal Mall—1		09/28/08		6.75%	32,977	32,977

Subtotal 2008					252,977	252,977	4.01%

College Mall—1	(3)	01/01/09	7.00%	37,013	37,013
College Mall—2	(3)	01/01/09	6.76%	11,281	11,281
Greenwood Park Mall—1	(3)	01/01/09	7.00%	31,000	31,000
Greenwood Park Mall—2	(3)	01/01/09	6.76%	58,284	58,284
Towne East Square—1	(3)	01/01/09	7.00%	48,935	48,935
Towne East Square—2	(3)	01/01/09	6.81%	23,513	23,513
Penn Square Mall		03/01/09	7.03%	71,319	67,394
Bloomingdale Court	(11)	11/01/09	7.78%	28,695	28,695
Forest Plaza	(11)	11/01/09	7.78%	15,738	15,738
Lake View Plaza	(11)	11/01/09	7.78%	20,921	20,921
Lakeline Plaza	(11)	11/01/09	7.78%	22,937	22,937
Lincoln Crossing	(11)	11/01/09	7.78%	3,167	3,167
Matteson Plaza	(11)	11/01/09	7.78%	9,213	9,213
Muncie Plaza	(11)	11/01/09	7.78%	7,965	7,965
Regency Plaza	(11)	11/01/09	7.78%	4,318	4,318
St. Charles Towne Plaza	(11)	11/01/09	7.78%	27,639	27,639
West Ridge Plaza	(11)	11/01/09	7.78%	5,567	5,567
White Oaks Plaza	(11)	11/01/09	7.78%	16,987	16,987

Subtotal 2009				444,492	440,567	7.24%
Trolley Square		08/01/10	9.03%	29,133	26,220
Coral Square		10/01/10	8.00%	88,946	86,473
Crystal River		11/11/10	7.63%	15,867	15,867
Forum Shops at Caesars, The		12/01/10	4.78%	550,000	550,000
Biltmore Square		12/11/10	7.95%	26,000	26,000
Port Charlotte Town Center		12/11/10	7.98%	53,250	42,600

Subtotal 2010				763,196	747,160	5.66%
Oxford Valley Mall		01/10/11	6.76%	86,418	56,844
Henderson Square		07/01/11	6.94%	15,625	12,362
Ingram Park Mall	(10)	08/11/11	6.99%	82,423	82,423
Knoxville Center	(10)	08/11/11	6.99%	62,415	62,415
Northlake Mall	(10)	08/11/11	6.99%	72,003	72,003
Towne West Square	(10)	08/11/11	6.99%	53,952	53,952
Tacoma Mall		10/01/11	7.00%	131,903	131,903

Subtotal 2011				504,739	471,902	6.96%
Anderson Mall		10/10/12	6.20%	29,763	29,763
Century III Mall	(8)	10/10/12	6.20%	87,859	87,859
Crossroads Mall		10/10/12	6.20%	44,127	44,127
Forest Mall	(9)	10/10/12	6.20%	17,671	17,671
Highland Lakes Center	(8)	10/10/12	6.20%	16,288	16,288
Longview Mall	(7)	10/10/12	6.20%	33,070	33,070
Markland Mall	(9)	10/10/12	6.20%	23,397	23,397
Midland Park Mall	(9)	10/10/12	6.20%	34,157	34,157
Palm Beach Mall		10/10/12	6.20%	54,641	54,641
Richmond Towne Square	(9)	10/10/12	6.20%	47,977	47,977

Subtotal 2012				388,950	388,950	6.20%

Battlefield Mall		07/01/13	4.60%	100,000	100,000

Subtotal 2013				100,000	100,000	4.60%

Arsenal Mall—2		05/05/16	8.20%	1,796	1,796

Subtotal 2016				1,796	1,796	8.20%
Sunland Park Mall		01/01/26	8.63%	37,229	37,229

Subtotal 2026				37,229	37,229	8.63%
Keystone at the Crossing		07/01/27	7.85%	60,518	60,518

Subtotal 2027				60,518	60,518	7.85%

Total Consolidated Fixed Rate Mortgage Debt				3,559,622	3,474,566	6.58%

Variable Rate Mortgage Debt:
Jefferson Valley Mall		01/11/04	2.37%	60,000	60,000
St. Johns Town Center		03/02/04	2.37%	37,500	18,750
North East Mall		05/21/04	2.50%	140,000	140,000
Waterford Lakes		08/16/04	2.42%	68,000	68,000

Subtotal 2004				305,500	286,750	2.44%
Brunswick Square	(2)	06/12/05	2.62%	45,000	45,000
Raleigh Springs Mall		12/09/05	3.80%	11,000	11,000
Bowie Mall	(2)	12/14/05	2.62%	52,700	52,700

Subtotal 2005				108,700	108,700	2.74%
Chesapeake Square	(2)	07/01/06	3.87%	47,000	35,250
Riverway	(2)	10/01/06	2.27%	110,000	110,000

Subtotal 2006				157,000	145,250	2.66%
White Oaks Mall	(2)	02/25/08	2.22%	48,563	41,125

Subtotal 2008				48,563	41,125	2.22%

Total Variable Rate Mortgage Debt				619,763	581,825	2.54%

Total Consolidated Mortgage Debt				4,179,385	4,056,391	6.00%

Fixed Rate Unsecured Debt:
Shopping Center Associates (Bonds)		01/15/04	6.75%	150,000	150,000
Simon Property Group, LP (Bonds)		02/09/04	6.75%	300,000	300,000
Simon Property Group, LP (Bonds)		07/15/04	6.75%	100,000	100,000
Retail Property Trust (Bonds)		08/15/04	7.75%	150,000	150,000

Subtotal 2004				700,000	700,000	6.96%

Shopping Center Associates (Bonds)	05/15/05	7.63%	110,000	110,000
Simon Property Group, LP (Bonds)	06/15/05	6.75%	300,000	300,000
Simon Property Group, LP (Medium Term Notes)	06/24/05	7.13%	100,000	100,000
Simon Property Group, LP (Bonds)	10/27/05	6.88%	150,000	150,000

Subtotal 2005			660,000	660,000	6.98%
Simon Property Group, LP (Bonds)	01/20/06	7.38%	300,000	300,000
Simon Property Group, LP (Bonds)	11/15/06	6.88%	250,000	250,000

Subtotal 2006			550,000	550,000	7.15%
Simon Property Group, LP (Medium Term Notes)	09/20/07	7.13%	180,000	180,000
Simon Property Group, LP (Bonds)	11/15/07	6.38%	750,000	750,000

Subtotal 2007			930,000	930,000	6.52%
Simon Property Group, LP (MOPPRS)	06/15/08	7.00%	200,000	200,000
Simon Property Group, LP (Bonds)	08/28/08	5.38%	150,000	150,000

Subtotal 2008			350,000	350,000	6.30%
Simon Property Group, LP (Bonds)	02/09/09	7.13%	300,000	300,000
Simon Property Group, LP (Bonds)	07/15/09	7.00%	150,000	150,000

Subtotal 2009			450,000	450,000	7.08%
Simon Property Group, LP (Bonds)	03/18/10	4.88%	300,000	300,000

Subtotal 2010			300,000	300,000	4.88%
Simon Property Group, LP (Bonds)	01/20/11	7.75%	200,000	200,000

Subtotal 2011			200,000	200,000	7.75%
Simon Property Group, LP (Bonds)	08/28/12	6.35%	350,000	350,000

Subtotal 2012			350,000	350,000	6.35%
Simon Property Group, LP (Bonds)	03/15/13	5.45%	200,000	200,000
Retail Property Trust (Bonds)	09/01/13	7.18%	75,000	75,000

Subtotal 2013			275,000	275,000	5.92%
Retail Property Trust (Bonds)	03/15/16	7.88%	250,000	250,000

Subtotal 2016			250,000	250,000	7.88%
Simon Property Group, LP (Bonds)	06/15/18	7.38%	200,000	200,000

Subtotal 2018			200,000	200,000	7.38%

Total Unsecured Fixed Rate Debt			5,215,000	5,215,000	6.75%

Variable Rate Unsecured Debt:
Simon Property Group, LP (Term Loan)	02/28/04	1.77%	150,000	150,000
Simon Property Group, LP (Term Loan)	03/15/04	1.92%	65,000	65,000

Subtotal 2004			215,000	215,000	1.82%

Revolving Credit Facility	(2),(14)	04/16/06	1.77%	327,901	327,901
Simon Property Group, LP (Euro Term Loan)	(2),(15)	12/16/06	2.70%	204,679	204,679

Subtotal 2006				532,580	532,580	2.13%
Floating Rate Mandatory Extension Notes	(2)	11/15/14	1.92%	113,100	113,100

Subtotal 2014				113,100	113,100	1.92%

Total Unsecured Variable Rate Debt				860,680	860,680	2.02%

Total Unsecured Debt				6,075,680	6,075,680	6.08%

Premium on Fixed-Rate Indebtedness				36,591	34,267	N/A
Discount on Fixed-Rate Indebtedness				(26,463)	(26,407)	N/A
Fair Value Interest Rate Swaps				1,195	1,195	N/A

Total Consolidated Debt				10,266,388	10,141,126	6.05%

Joint Venture Indebtedness
Fixed Rate Mortgage Debt:
Northshore Mall		05/14/04	9.05%	161,000	79,111
Indian River Commons		11/01/04	7.58%	8,136	4,068
Indian River Mall		11/01/04	7.58%	45,145	22,573

Subtotal 2004				214,281	105,752	8.68%
Westchester, The—1		09/01/05	8.74%	144,712	57,885
Westchester, The—2		09/01/05	7.20%	51,178	20,471
Houston Galleria—1		12/01/05	7.93%	217,595	68,510

Subtotal 2005				413,485	146,866	8.15%
Cobblestone Court		01/01/06	7.64%	6,178	2,162
Crystal Court		01/01/06	7.64%	4,044	1,415
Fairfax Court		01/01/06	7.64%	10,318	2,708
Gaitway Plaza		01/01/06	7.64%	7,348	1,714
Plaza at Buckland Hills, The		01/01/06	7.64%	17,678	6,187
Ridgewood Court		01/01/06	7.64%	7,978	2,792
Royal Eagle Plaza		01/01/06	7.64%	7,920	2,772
Village Park Plaza		01/01/06	7.64%	8,482	2,969
West Town Corners		01/01/06	7.64%	10,328	2,411
Westland Park Plaza		01/01/06	7.64%	4,950	1,155
Willow Knolls Court		01/01/06	7.64%	6,488	2,271
Yards Plaza, The		01/01/06	7.64%	8,270	2,895
CMBS Loan—Fixed (encumbers 13 Properties)	(7)	05/15/06	7.52%	357,100	178,550
Great Northeast Plaza		06/01/06	9.04%	16,751	8,376
Smith Haven Mall		06/01/06	7.86%	115,000	28,750
Montgomery Mall		08/10/06	7.48%	27,000	6,245
Greendale Mall		12/10/06	8.23%	40,713	20,005

Subtotal 2006				656,546	273,377	7.67%

Gwinnett Place—1		04/01/07	7.54%	37,454	18,727
Gwinnett Place—2		04/01/07	7.25%	82,568	41,284
Town Center at Cobb—1		04/01/07	7.54%	47,718	23,859
Town Center at Cobb—2		04/01/07	7.25%	62,837	31,419
Mall at Rockingham		09/01/07	7.88%	96,938	23,816
Bangor Mall		12/01/07	7.06%	24,051	7,849

Subtotal 2007				351,566	146,954	7.43%
Metrocenter		02/28/08	8.45%	28,777	14,389
Aventura Mall—A		04/06/08	6.55%	141,000	47,000
Aventura Mall—B		04/06/08	6.60%	25,400	8,467
Aventura Mall—C		04/06/08	6.89%	33,600	11,200
West Town Mall		05/01/08	6.90%	76,000	38,000
Mall of New Hampshire—1		10/01/08	6.96%	100,395	49,332
Mall of New Hampshire—2		10/01/08	8.53%	8,239	4,048
Fashion Valley Mall—1		10/11/08	6.49%	166,263	83,132
Fashion Valley Mall—2		10/11/08	6.58%	29,124	14,562

Subtotal 2008				608,798	270,130	6.80%
Woodland Hills Mall		01/01/09	7.00%	85,244	40,276
Source, The		03/11/09	6.65%	124,000	31,000
Whitehall Mall		04/01/09	6.77%	14,149	5,597
Apple Blossom Mall		09/10/09	7.99%	39,567	19,442
Auburn Mall		09/10/09	7.99%	46,322	22,761

Subtotal 2009				309,282	119,076	7.25%
Mall at Chestnut Hill		02/02/10	8.45%	14,696	6,939
Mall of Georgia		07/01/10	7.09%	200,000	100,000
Florida Mall, The		12/10/10	7.55%	262,948	131,474

Subtotal 2010				477,644	238,413	7.38%
Atrium at Chestnut Hill		03/11/11	6.89%	47,812	23,494
Cape Cod Mall		03/11/11	6.80%	97,222	47,772
Highland Mall		07/11/11	6.83%	69,297	34,649
Fashion Centre Pentagon Retail		09/11/11	6.63%	163,085	69,311

Subtotal 2011				377,416	175,226	6.75%
Dadeland Mall		02/11/12	6.75%	196,290	98,145
Square One		03/11/12	6.73%	93,363	45,876
Crystal Mall		09/11/12	5.62%	104,344	77,808

Subtotal 2012				393,997	221,829	6.35%
European Retail Enterprises—Fixed Components	(16)	01/17/13	6.49%	72,363	23,352
Emerald Square Mall		03/01/13	5.13%	143,548	70,536
Avenues, The		04/01/13	5.29%	79,260	19,815
Circle Centre Mall		04/11/13	5.02%	79,268	11,629
Solomon Pond		08/01/13	3.97%	114,000	56,017
Miami International Mall		10/01/13	5.35%	97,500	46,582
Liberty Tree Mall		10/11/13	5.22%	35,000	17,198

Subtotal 2013				620,939	245,129	5.05%

Quaker Bridge Mall		04/01/16	7.03%	24,077	9,525

Subtotal 2016				24,077	9,525	7.03%
King of Prussia—1		01/01/17	7.49%	192,940	24,805
King of Prussia—2		01/01/17	8.53%	13,259	1,705

Subtotal 2017				206,199	26,510	7.56%

Total Joint Venture Fixed Rate Mortgage Debt				4,654,230	1,978,787	7.00%

Variable Rate Mortgage Debt:
Clay Terrace Partners		02/15/04	2.87%	22,847	11,424
Northfield Square		04/01/04	3.62%	34,670	10,956
Fashion Centre Pentagon Office		09/10/04	2.62%	33,000	14,025
Shops at Sunset Place, The		10/15/04	4.12%	95,315	35,743

Subtotal 2004				185,832	72,148	3.55%
Mall of America	(2)	03/10/05	1.65%	312,000	85,800
Galleria Commerciali Italia	(2),(17)	06/22/05	3.30%	618,294	302,964
Seminole Towne Center	(2)	07/01/05	3.62%	69,355	31,210

Subtotal 2005				999,649	419,974	2.99%
CMBS Loan—1 Floating (encumbers 13 Properties)	(7)	05/15/06	1.53%	186,500	93,250
CMBS Loan—2 Floating (encumbers 13 Properties)	(7)	05/15/06	1.49%	81,400	40,700
Westin Hotel—NYC		06/05/06	3.87%	182,500	13,425
Mall of Georgia Crossing		06/09/06	3.12%	33,214	16,607
Montreal Forum—Canada	(2),(18)	08/08/06	5.76%	43,159	15,375

Subtotal 2006				526,773	179,357	2.21%
Houston Galleria—2	(2)	06/25/07	2.62%	83,558	26,308

Subtotal 2007				83,558	26,308	2.62%
European Retail Enterprises—Variable Components	(19)	09/05/13	4.27%	188,834	60,937

Subtotal 2013				188,834	60,937	4.27%

Total Joint Venture Variable Rate Mortgage Debt				1,984,646	758,724	2.95%

Premium on JV Fixed-Rate Indebtedness				8,527	4,257
Discount on JV Fixed-Rate Indebtedness				(4,351)	(2,138)

Total Joint Venture Debt				6,643,052	2,739,630	5.88%

The Company's Share of Total Indebtedness					12,880,756	6.01%

Footnotes:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2003: LIBOR at 1.12%; EURIBOR at 2.10%.

(2)
Includes applicable extensions available at Company's option.

(3)
These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

(4)
These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

(5)
Through an interest rate swap agreement, effectively fixed through the maturity date at the all-in interest rate presented.

(6)
These notes are secured by cross-collateralized and cross-defaulted mortgages encumbering seven of the Properties (West Ridge Mall, Bay Park Square, Boardman Plaza, Cheltenham Square, DeSoto Square, Upper Valley Mall and Washington Square).

(7)
These Commercial Mortgage Notes are secured by cross-collateralized mortgages encumbering thirteen of the Properties (Eastland Mall, Southern Hills Mall, Lindale Mall, Southridge Mall, Granite Run Mall, Lake Square Mall, Northpark Mall, Southpark Mall, Valley Mall, Mesa Mall, Empire Mall, Empire East Mall and Rushmore Mall). A weighted average rate is used.

(8)
These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These four Properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
These four Properties are secured by cross-collateralized and cross-defaulted mortgages.

(11)
These eleven Properties are secured by cross-collateralized and cross-defaulted mortgages.

(12)
These three Properties are secured by cross-collateralized and cross-defaulted mortgages.

(13)
Simultaneous with the issuance of this loan, the Company entered into a $70 million notional amount variable rate swap agreement which is designated as a hedge against this loan. As of December 31, 2003, after including the impacts of this swap, the terms of the loan are effectively $150 million fixed at 3.60% and $70 million variable rate at 1.16%.

(14)
Amounts shown in USD Equivalent. Balance includes borrowings on an Alternative Currency Sub-Tranche of Euros 48.5 million.

(15)
Amounts shown in USD Equivalent. Euro equivalent is 163.0 million.

(16)
Amounts shown in USD Equivalent. Euro equivalent is 57.6 million.

(17)
Amounts shown in USD Equivalent. Euro equivalent is 492.4 million.

(18)
Amounts shown in USD Equivalent. Canadian Dollar equivalent is 56.0 million.

(19)
Amounts shown in USD Equivalent. Euro equivalent is 150.4 million.

SIMON PROPERTY GROUP

Unencumbered Assets

As of December 31, 2003

Property Name	City	State
Regional Malls:
University Mall	Little Rock	AR
Southgate Mall	Yuma	AZ
Brea Mall	Brea	CA
Laguna Hills Mall	Laguna Hills	CA
Santa Rosa Plaza	Santa Rosa	CA
Shops at Mission Viejo, The	Mission Viejo	CA
Westminster Mall	Westminster	CA
Aurora Mall	Aurora	CO
Boynton Beach Mall	Boynton Beach	FL
Cordova Mall	Pensacola	FL
Edison Mall	Fort Meyers	FL
Orange Park Mall	Orange Park	FL
Town Center at Boca Raton	Boca Raton	FL
Tyrone Square	St. Petersburg	FL
University Mall	Pensacola	FL
Lenox Square	Atlanta	GA
Phipps Plaza	Atlanta	GA
Alton Square	Alton	IL
Lincolnwood Town Center	Lincolnwood	IL
Northwoods Shopping Center	Peoria	IL
Orland Square	Orland Park	IL
River Oaks Center	Calumet City	IL
Castleton Square Mall	Indianapolis	IN
Lafayette Square	Indianapolis	IN
Muncie Mall	Muncie	IN
Hutchinson Mall	Hutchinson	KS
Prien Lake Mall	Lake Charles	LA
Burlington Mall	Burlington	MA
South Shore Plaza	Braintree	MA
St. Charles Towne Center	Waldorf	MD
Maplewood Mall	Minneapolis	MN
Miller Hill Mall	Duluth	MN
Independence Center	Independence	MO
SouthPark Mall	Charlotte	NC
Pheasant Lane	Nashua	NH

Livingston Mall	Livingston	NJ
Menlo Park Mall	Edison	NJ
Ocean County Mall	Toms River	NJ
Rockaway Townsquare	Rockaway	NJ
Cottonwood Mall	Albuquerque	NM
Chautauqua Mall	Lakewood	NY
Nanuet Mall	Nanuet	NY
Roosevelt Field	Garden City	NY
Walt Whitman Mall	Huntington Station	NY
Great Lakes Mall	Mentor	OH
Lima Mall	Lima	OH
Southern Park Mall	Boardman	OH
Summit Mall	Akron	OH
Woodville Mall	Northwood	OH
Eastland Mall	Tulsa	OK
Heritage Park Mall	Midwest City	OK
Ross Park Mall	Pittsburgh	PA
South Hills Village	Pittsburgh	PA
Haywood Mall	Greenville	SC
Oak Court Mall	Memphis	TN
Barton Creek Square	Austin	TX
Broadway Square	Tyler	TX
Irving Mall	Irving	TX
La Plaza Mall	McAllen	TX
Richardson Square Mall	Richardson	TX
Rolling Oaks Mall	San Antonio	TX
Charlottesville Fashion Square	Charlottesville	VA
Virginia Center Commons	Glen Allen	VA
Columbia Center	Kennewick	WA
Northgate Mall	Seattle	WA
Community Centers:
Bridgeview Court	Bridgeview	IL
Countryside Plaza	Countryside	IL
Lake Plaza	Waukegan	IL
North Ridge Plaza	Joliet	IL
Brightwood Plaza	Indianapolis	IN
Greenwood Plus	Greenwood	IN
Griffith Park Plaza	Griffith	IN
Markland Plaza	Kokomo	IN
New Castle Plaza	New Castle	IN
Northwood Plaza	Fort Wayne	IN
Teal Plaza	Lafayette	IN
Tippecanoe Plaza	Lafayette	IN

University Center	Mishawaka	IN
Wabash Village	West Lafayette	IN
Washington Plaza	Indianapolis	IN
Park Plaza	Hopkinsville	KY
Rockaway Convenience Center	Rockaway	NJ
Great Lakes Plaza	Mentor	OH
Lima Center	Lima	OH
Northland Plaza	Columbus	OH
Eastland Plaza	Tulsa	OK
Charles Towne Square	Charleston	SC
Knoxville Commons	Knoxville	TN
The Arboretum	Austin	TX
Celina Plaza	El Paso	TX
Ingram Plaza	San Antonio	TX
Martinsville Plaza	Martinsville	VA
Office:
O'Hare International Center	Rosemont	IL

SIMON PROPERTY GROUP

Preferred Stock/Units Outstanding

As of December 31, 2003

($ in 000's)

Issuer	Description	Number of Shares/Units	Per Share Liquidation Preference	Aggregate Liquidation Preference	Ticker Symbol
Perpetual
Simon Property Group, Inc.	Series E Preferred 8% Cumulative Redeemable(1)	1,000,000	$25	$25,000	N/A
Simon Property Group, Inc.	Series F Preferred 8 3/4% Perpetual(2)	8,000,000	$25	$200,000	SPGPrF
Simon Property Group, Inc.	Series G Preferred 7.89% Perpetual(3)	3,000,000	$50	$150,000	SPGPrG
Simon Property Group, Inc.	Series H Variable Rate Preferred	78,012	$25	$1,950	N/A
Preferred Units:
Simon Property Group, L.P.	Series C 7% Cumulative Convertible Preferred(4)	2,600,895	$28	$72,825	N/A
Simon Property Group, L.P.	Series D 8% Cumulative Redeemable Preferred(5)	2,600,895	$30	$78,027	N/A
Simon Property Group, L.P.	7.50% Cumulative Redeemable Preferred(6)	251,096	$100	$25,110	N/A
Simon Property Group, L.P.	7.75%/8.00% Cumulative Redeemable Preferred	822,588	$100	$82,259	N/A

(1)
The shares are not redeemable prior to August 27, 2004.

(2)
The shares are redeemable on or after September 29, 2006. The shares are not convertible into any other securities of the Company. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2003, was $27.30 per share.

(3)
The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%. The shares are not convertible into any other securities of the Company. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2003 was $54.30 per share.

(4)
Each unit/share is convertible into 0.75676 shares of common stock on or after August 27, 2004 if certain conditions are met. Each unit/share is not redeemable prior to August 27, 2009.

(5)
Each unit/share is not redeemable prior to August 27, 2009.

(6)
Each unit/share is not redeemable prior to November 10, 2006.

QuickLinks

SIMON PROPERTY GROUP Overview
SIMON PROPERTY GROUP Changes in Common Shares and Unit Ownership For the Period from December 31, 2002 through December 31, 2003
SIMON PROPERTY GROUP Selected Financial Information As of December 31, 2003 Unaudited (In thousands, except as noted)
Simon Property Group, Inc. Pro-Rata Balance Sheet As of December 31, 2003
Simon Property Group, Inc. Pro-Rata Statement of Operations For three months ended December 31, 2003
Simon Property Group, Inc. Pro-Rata Statement of Operations For twelve months ended December 31, 2003
SIMON PROPERTY GROUP Reconciliation of NOI to Net Income As of December 31, 2003
SIMON PROPERTY GROUP Computation of Comparable Property NOI Growth As of December 31, 2003
SIMON PROPERTY GROUP Analysis of Other Income and Other Expense As of December 31, 2003 (In thousands)
SIMON PROPERTY GROUP Portfolio GLA, Occupancy & Rent Data—U.S. Portfolio As of December 31, 2003
SIMON PROPERTY GROUP Rent Information—U.S. Portfolio As of December 31, 2003
SIMON PROPERTY GROUP Lease Expirations(1)—U.S. Portfolio As of December 31, 2003
SIMON PROPERTY GROUP Lease Expirations(1)—U.S. Portfolio As of December 31, 2003
SIMON PROPERTY GROUP Top Regional Mall Tenants—U.S. Portfolio As of December 31, 2003 (Square Feet in 000's)
SIMON PROPERTY GROUP 2003 Regional Mall Anchor/Big Box Openings—U.S. Portfolio
SIMON PROPERTY GROUP 2004 Projected Regional Mall Anchor/Big Box Openings—U.S. Portfolio
SIMON PROPERTY GROUP 2005 Projected Regional Mall Anchor/Big Box Openings—U.S. Portfolio
SIMON PROPERTY GROUP Property Listing—North American Assets As of December 31, 2003
Simon Property Group Property Listing—European Assets As of December 31, 2003
SIMON PROPERTY GROUP Capital Expenditures For the Twelve Months Ended December 31, 2003 (In millions)
SIMON PROPERTY GROUP North American Development Activity Report* Project Overview, Construction-in-Progress and Land Held for Development As of December 31, 2003
SIMON PROPERTY GROUP North American Development Activity Report* Project Overview, Construction-in-Progress and Land Held for Development As of December 31, 2003
SIMON PROPERTY GROUP The Company's Share of Total Debt Amortization and Maturities by Year As of December 31, 2003 (In thousands)
SIMON PROPERTY GROUP Summary of Indebtedness As of December 31, 2003 (In thousands)
SIMON PROPERTY GROUP Summary of Indebtedness By Maturity As of December 31, 2003 (In thousands)
SIMON PROPERTY GROUP Unencumbered Assets As of December 31, 2003
SIMON PROPERTY GROUP Preferred Stock/Units Outstanding As of December 31, 2003 ($ in 000's)